MALL OF AMERICA


                                     LEASE


         THIS LEASE made this 30th day of April, 1992, by and between MALL OF AMERICA COMPANY, a Minnesota General Partnership, ("Landlord"), and THE ALAMO GRILL, INC., an Indiana corporation, ("Tenant");

         WITNESSTH THAT, in consideration of the rents, covenants and agreements hereinafter set forth, such parties enter into the following agreement:


                                    ARTICLE 1

                                    EXHIBITS

         The exhibits listed below and attached to this Lease are incorporated herein by this reference:

         EXHIBIT "A"       Legal  description  of real estate to be developed by
                           the Landlord as a mixed use project, consisting of a retail mall and entertainment center ("Retail Space") and a hotel ("Hotel Space"), as well as a parking deck ("Parking Space") (hereinafter called "Total
                           Tract"). The Total Tract with existing and future improvements being hereinafter called the "Center".

         EXHIBIT "B"       Plot Plan of that area of the Retail Space upon which
                           is located the space  herein  leased to Tenant.  This
                           Exhibit is provided for informational  purposes only,
                           and  shall   not  be   deemed   to  be  a   warranty,
                           representation  or  agreement  by  Landlord  that the
                           Center or buildings and/or any stores will be exactly
                           as  indicated  on the  Exhibit,  or  that  the  other
                           tenants  which may be drawn on said  Exhibit  will be
                           occupants  in  the  Center.  Landlord  reserves  unto
                           itself   the   unlimited    right   to   modify   the
                           configuration of Total Tract at any time for the purpose of incorporating additional department stores and other buildings within the Center.

         EXHIBIT "C"       Description of Landlord's Work and Tenant's Work

         EXHIBIT "D"       Rules and Regulations applicable to Tenant.

         EXHIBIT "E"       Sign Criteria applicable to Tenant.

         EXHIBIT "F"       Food Court. INTENTIONALLY DELETED.

         EXHIBIT "F-1"     Tenant's Menu.

         EXHIBIT "G"       Agreement   to   Subordinate   Lien  for   Labor  and
                           Materials.

         Notwithstanding Exhibits A or B or anything else in this Lease contained, Landlord reserves the right to change or modify and add to or subtract from the size and dimensions of the Center or any part thereof, the number, location and dimensions of buildings and stores, the size and configuration of the parking areas, entrances, exits and parking aisle alignments, dimensions of hallways, malls and corridors, the number of floors in any building, the location, size and number of tenants' spaces and kiosks which may be erected in or fronting on any mall or otherwise, the identity, type and location of other stores and tenants, and the size, shape, location and arrangement of Common Areas (hereinafter defined), and to design and decorate any portion of the Center as it desires, but the general character of the Center and the approximate location of the Premises (as hereinafter defined) in relation to the major department stores shall not be substantially changed.

                                   ARTICLE II

                            LEASED PREMISES AND TERM

Section 2.1.      Leased Premises.

         Landlord hereby leases to Tenant and Tenant hereby rents from Landlord the space (in the Center) designated as Space S-396 outlined in red on Exhibit "B" (hereinafter called "the Premises"), irregularly shaped, but measure to the center line of all party or common walls, to the exterior faces of all other walls and to the building line where there is no wall, containing approximately 6,749 square feet. When the Premises are completed, Landlord shall deliver to Tenant a certificate stating Landlord's determination of the actual number of square feet in the Premises (hereinafter called the "Store Floor Area"), and the parties agree that, in the event Tenant does not dispute Landlord's determination of the Store Floor Area in the Premises as hereinafter provided, Landlord's determination shall be final, binding and conclusive. Notwithstanding the foregoing, Tenant shall have the right to confirm Landlord's determination of the Store Floor Area in the Premises provided Tenant does so no later than thirty (30) days after the Commencement Date. In the event of a dispute as to the Store Floor Area, the parties agree to employ a mutually acceptable independent third party architect or engineer to remeasure the Premises and, absent manifest error, such architect's or engineer's determination as to Store Floor Area in the Premises shall be final, binding and conclusive. The fees charged by such third party architect or engineer shall be shared equally by Landlord and Tenant.

Section 2.2.      Roof and Walls.

         Landlord shall have the exclusive right to use all or any part of the exterior of the roof, side and rear walls of the Premises for any purpose, including but not limited to erecting signs or other structures on or over all or any part of the same, erecting scaffolds and other aids to the construction and installation of the same, and installing, maintaining, using, repairing and replacing pipes, ducts, conduits and wires leading through, to or from the Premises and serving other parts of the Center in locations which do not materially interfere with Tenant's use of the Premises. Tenant shall have no right whatsoever in the exterior of exterior walls or the roof of the Premises.

Section 2.3.      Lease Term.

         The term of this Lease (hereinafter called "Lease Term") shall commence upon the earlier of (a) the day following the last day allowed herein to Tenant for completion of Tenant's Work (hereinafter defined) hereinafter called "Required Completion Date," or (b) the day on which Tenant opens for business, the applicable date being hereinafter called "Commencement Date". The term of this Lease shall end on the last day of the tenth (10th) Lease Year (hereinafter defined) after the Commencement Date unless sooner terminated as herein provided.

         NOTWITHSTANDING ANYTHING CONTAINED IN THIS LEASE TO THE CONTRARY, TENANT IS REQUIRED TO OPEN FOR BUSINESS TO THE PUBLIC IN THE PREMISES ON OR BEFORE AUGUST 11, 1992, PROVIDED LANDLORD HAS DELIVERED POSSESSION OF THE PREMISES TO TENANT AT LEAST NINETY (90) DAYS PRIOR TO SUCH DATE WITH LANDLORD'S WORK IN THE PREMISES SUBSTANTIALLY COMPLETE.

Section 2.4.      Lease Year Defined.

         "Lease Year", as used herein, means a period of twelve (12) consecutive months during the Lease Term commencing on the Commencement Date. If the Commencement Date is other than February 1, then the first Lease Year shall commence on the Commencement Date and end on the last day of January which shall be more than six (6) months but not more than eighteen (18) months after the Commencement Date. "Partial Lease Year" means that portion of the Lease Term prior to the first Lease Year.

Section 2.5.      Joint Opening.

         Tenant shall cooperate to effect a joint opening of the Retail Space and at Landlord's request will delay opening for business. If Tenant delays at Landlord's request, then, notwithstanding anything herein contained, the Commencement Date shall occur upon the date of said opening. In the event Landlord elects to delay the joint opening of the Retail Space beyond September 11, 1992, Landlord agrees that it shall give Tenant notice of such new joint opening date no later than July 11, 1992. If Landlord fails to give Tenant such notice in a timely manner, Landlord agrees to reimburse Tenant for all reasonable and documented out-of-pocket expenses incurred by Tenant as a result of such delayed opening.

Section 2.6.      Relocation of Premises.  INTENTIONALLY DELETED.

                                   ARTICLE III

                          LANDLORD'S AND TENANT'S WORK



Section 3.1.      Landlord's Work.

         Landlord shall at its expense construct the Premises in substantial accordance with plans and specifications prepared or to be prepared by Landlord's architect, incorporation in such construction all work described in Exhibit "C" hereto as being required of Landlord (hereinafter called "Landlord's Work").

Section 3.2.      Tenant's Work.

         All work to be done by Tenant (hereinafter called "Tenant's Work") shall be performed by Tenant including all work designated as Tenant's Work in Exhibit "C" and the Tenant Handbook, and Tenant shall do and perform at its expense all Tenant's Work diligently and promptly and in accordance with the following provisions.

Section 3.3.      Tenant's Obligations Before Commencement Date.

         As soon as reasonably possible hereafter, Landlord shall deliver to Tenant a drawing of the Premises and a copy of the Tenant Handbook prepared by Landlord's architect (hereinafter referred to as "Tenant Handbook'). Within 45 days after the date of this Lease, Tenant will submit to Landlord one (1) reproducible set (sepia) and 4 copies of plans and specifications, prepared by a registered architect or engineer, of all Tenant's Work to be done within the Premises (hereinafter called "Tenant's Plans"), prepared in conformity with Exhibit "C" and the Tenant Handbook. Within fifteen (15) days after receipts of Tenant's Plans, Landlord shall notify Tenant of any failures of Tenant's Plans to conform to Exhibit "C", the Tenant Handbook or otherwise to meet with Landlord's approval. Tenant shall within 15 days after receipt of any such notice cause Tenant's Plans to be revised to the extent necessary to obtain Landlord's approval and resubmitted for Landlord's approval. When Landlord has approved the original or revised Tenant's Plans, Landlord shall initial and return one (1) set of approved Tenant's Plans to Tenant and the same shall become a part hereof by this reference as Exhibit "C-2". Approval of plans and specifications by Landlord shall not constitute the assumption of any responsibility by Landlord for their accuracy or sufficiency, or compliance with applicable codes and Tenant shall be solely responsible for such plans and specification. Tenant shall not commence any of Tenant's Work until Landlord has approved Exhibit "C-2", unless prior Landlord approval has been obtained in writing.

         Landlord shall notify Tenant not less than 15 days in advance of the time when Tenant can commence Tenant's Work' and Tenant shall commence such work not later than the date specified in such notice (although Landlord may not have completed Landlord's Work on such date and may be in the Premises concurrently with Tenant), complete the same in strict accordance with Exhibits "C" and "C-2", install all store and trade fixtures, equipment, stock in trade, merchandise and inventory, and open for business therein not later than the first to occur of (i) the 60th day after the earlier of(a) the date specified in such notice as the date when Tenant can commence Tenant's Work or (b) the date Landlord has notified Tenant that the Premises are ready for commencement of Tenant's Work or (ii) August 11, 1992, which applicable day shall be the Required Completion Date.


Section 3.4.               Failure of Tenant to Perform.

         Because of the difficulty or impossibility of determining Landlord's damages resulting from Tenant's failure to open for business fully fixtured, stocked and staffed on the Commencement Date, including, but not limited to, damages from loss of Percentage Rent (hereinafter defined) from Tenant and other tenants, diminished saleability, leaseability, mortgageability or economic value of the Center, if Tenant fails to open for business fully fixtured, stocked and staffed on or before the Commencement Date. Landlord may, without notice or demand, in addition to the right to exercise any other remedies and rights herein or at law provided, collect rent from the Commencement Date in an amount equal to the Minimum Annual Rent (hereinafter defined) and other additional rent and other amounts payable by Tenant hereunder. In addition, if Tenant has not opened for business in the Premises as of the Commencement Date, Landlord may, upon thirty (30) days prior written notice to Tenant and Tenant's failure to open for business with such thirty (30) day period, terminate this Lease, in which event Landlord shall have the right to recover, as liquidated damages and not as a penalty, a sum equal to the Minimum Annual Rent payable for one (1) Lease Year plus all expenses incurred by Landlord pursuant to this Section, plus the cost of any alterations or repairs which Landlord in its sole discretion deems advisable to relet the Premises. All remedies in this Lease or at law provided shall be cumulative and not exclusive and shall survive the expiration of the Lease Term or the earlier termination of this Lease.


Section 3.5.      Condition of Premises.

         Tenant's taking possession of the Premises shall be conclusive evidence of Tenant's acceptance thereof in good order and satisfactory condition. Tenant agrees that no representations respecting the condition of the Premises or the existence or non-existence of Hazardous Materials (hereinafter defined) in, on or about the Premises, no warranties or guarantees, expressed or implied, with respect to workmanship or any defects in materials, and no promise to decorate, alter, repair or improve the Premises either before or after the execution hereof, have been made by Landlord or its agents to Tenant unless the same are contained herein.

         Landlord hereby covenants that as of the date possession of the Premises is delivered to Tenant, Landlord's Work in the Premises shall be in compliance with all building codes and fire codes applicable thereto. Further, Landlord hereby warrants Landlord's Work in the Premises from any defect therein for a period of one (1) year from the date possession of the Premises is delivered to Tenant. Provided, however, the foregoing warranty shall not apply to any damage to Landlord's Work caused by Tenant, its employees, agents or contractors and Tenant agrees that it shall, at Tenant's cost and expense, repair or cause to be repaired any damage to Landlord's Work caused by Tenant, its employees, agents or contractors.

                                   ARTICLE IV

                                      RENT

Section 4.1.      Minimum and Percentage Rent.

         Tenant covenants and agrees to pay to Landlord, without notice or demand, at Landlord's address for notice (Landlord's and Tenant's notice addresses being the addresses specified in Section 24.7 hereof), as rent for the
Premises:

                  (i) A Minimum Annual Rent of $22.00 per square foot of Store Floor Area, or One Hundred Forty Eight Thousand Four Hundred Seventy Eight and no/100 Dollars ($148,478.00) per annum (based upon the approximated Store Floor Area set forth in Section 2.1 hereof), payable in equal monthly installments, in advance upon the first day of each and every month commencing upon the Commencement Date and continuing thereafter through and including the last month of the third
                           (3rd) Lease Year of the Lease Term (such monthly installment being hereinafter called "Minimum Monthly Rent"); and

                           A Minimum Annual Rent of $28.00 per square foot of Store Floor Area, or One Hundred Eighty Eight Thousand Nine Hundred Seventy Two and no/100 Dollars ($188,972.00) per annum (based upon the approximated Store Floor Area set forth in Section 2.1 hereof), payable in equal monthly installments, in advance upon the first day of each and every month commencing upon the fourth (4th) Lease Year of the Lease term and continuing thereafter through and including the last month of the seventh (7th) Lease Year of the Lease Term (such monthly installment being hereinafter called "Minimum Monthly Rent"); and

                           A Minimum Annual Rent of $34.00 per square foot of Store Floor Area, or Two Hundred Twenty Nine Thousand Four Hundred Sixty Six and no/100 Dollars ($229,466.00) per annum (based upon the approximated Store Floor Area set forth in Section 2.1 hereof), payable in equal monthly installments, in advance upon the first day of each and every month commencing upon the eighth (8th) Lease Year of the Lease Term and continuing thereafter through and including the last month of the tenth (10th) Lease Year of the Lease Term (such monthly installment being hereinafter called "Minimum Monthly Rent");

                  (ii) The amount by which six percent (6%) of Gross Sales (hereinafter defined) during each Lease Year or Partial Lease Year exceeds the Minimum Monthly Rent for such period (hereinafter called "Percentage Rent").

                           When Store Floor Area is determined in accordance with Section 2.1, the Minimum Annual Rent and Minimum Monthly Rent shall be deemed automatically increased or decreased based upon the Store Floor Area as thus determined, and any overpayments or underpayments of Minimum Monthly Rent to landlord shall be adjusted accordingly.


Section 4.2.      Miscellaneous Rent Provisions.

         Any rent or other amounts to be paid by Tenant which are not paid when due shall bear interest as of the first day of the month on which any sum is due and owing at the maximum rate of interest permitted in the State of Minnesota, or if there is no such maximum, at a rate equal to two percent (2%) over the prime rate announced by Citibank, N.A. If the Commencement Date is other than the first day of a month, Tenant shall pay on the Commencement Date a prorated partial Minimum Monthly Rent for the period prior to the first day of the next calendar month, and thereafter Minimum Monthly Rent payments shall be made not later than the first day of each calendar month. For the purposes of this Lease, a "Major Tenant" is herein defined as a single tenant occupying at least 40,000 contiguous square feet of floor area.

Section 4.3.      Percentage Rent.

         Tenant shall (i) not later than the fifteenth (15th) day after the close of each calendar month, deliver to Landlord a written statement certified under oath by Tenant or an officer of Tenant, showing Gross Sales made in such calendar month' and (ii) not later than 60 days after the end of each Lease Year or Partial Lease Year, deliver to Landlord a statement of Gross Sales for such Lease Year or Partial Lease Year the correctness of which is certified to by an independent certified public accountant. If Tenant fails to prepare and deliver any statement of Gross Sales required hereunder, within the time or times specified above, Landlord may elect to treat Tenant's failure as a breach of this Lease, entitling Landlord to pursue the rights and remedies set forth in
Article XVIII herein or, in the alternative, Landlord may elect to make an audit of all original books and records of Tenant as required to be preserved by Tenant under this Section and which normally would be examined in performing an audit of Tenant's Gross Sales and prepare the statement or statements which Tenant has failed to prepare and deliver. The statement or statements shall be prepared by Landlord or its agents and shall be conclusive and binding on Tenant. Tenant shall pay all expenses of such audit and of the preparation of any such statements and any and all such sums shown by such audit to be due as Percentage Rent.

         On or before the fifteenth (15th) day of each May, August, November and February, Tenant shall pay Landlord the amount by which six percent (6%) of Gross Sales of Tenant during the three (3) months (or less in a Partial Lease
Year) ending on the last day of the month preceding such payment date exceeds the total Minimum Monthly Rent Tenant was obligated to pay for such period. Within thirty (30) days after the later of (i) the due date for Tenant's annual report of Gross Sales, or (ii) the date of Landlord's receipt of such annual report, if Tenant has paid Landlord for such Lease Year or Partial Lease Year Percentage Rent greater than Tenant is obligated to pay for such period, Landlord shall refund such excess, and if Tenant has paid less than the Percentage Rent required to be paid for such period, Tenant shall pay Landlord such difference.

         Tenant will preserve for a least three (3) years at Tenant's notice address all original books and records disclosing information pertaining to Gross Sales and such other information respecting Gross Sales as Landlord required, including, but not limited to, cash register tapes, sales slips, sales checks, gross income and sales tax returns, bank deposit records, sales journals and other supporting data. Landlord and its agents shall have the right during business hours to examine and audit such books and records preserved by Tenant. If such examination or audit discloses a liability for Percentage Rent 3% or more in excess of the Percentage Rent paid by Tenant for any period or if Tenant's Gross Sales cannot be verified due to the insufficiency or inadequacy of Tenant's records, Tenant shall promptly pay Landlord the cost of said audit. Tenant shall, in any event, pay to Landlord the amount of any deficiency in rents which is disclosed by such audit plus interest at two percent (2%) over the prime rate announced by Citibank, N.A. as of the first day of the month on which any sum was due and owing.


Section 4.4.               Gross Sales Defined.

         As used herein, Gross Sales means the sale prices of all goods, wares and merchandise sold and the charges for all services performed by Tenant or any other person or entity in, at, or from the Premises for cash, credit or otherwise, without reserve or deduction for uncollected amounts, including but not limited to sales and services (i) where the orders originate in, at or from the Premises, regardless from whence delivery or performance is made, (ii) pursuant to mail, telephone, telegraph or otherwise received or filled at the Premises, (iii) resulting from transactions originating in, at or from the Premises, and deposits not refunded to customers. Excluded from Gross Sales shall be: (i) exchanges of merchandise between Tenant's stores made only for the convenient operation of Tenant's business and not to consummate a sale made in, at or from the Premises, (ii) returns to manufacturers, (iii) refunds to customers (but only to the extent included in Gross Sales), (iv) sales of fixtures, machinery and equipment after use in Tenant's business in the Premises, (v) sales, excise or similar tax imposed by governmental authority and collected from customers and paid out by Tenant. No other taxes shall be deducted from Gross Sales.

Section 4.5.      Real Estate Taxes.

A. Definition. Landlord shall pay or cause to be paid all Real Estate Taxes (as hereinafter defined) assessed or imposed upon the Center and the Total Tract which become due or payable during the Lease Term. As used in this Section 4.5 the term Real Estate Taxes shall mean and include all real estate taxes, public and governmental charges and assessments, including all extraordinary or special assessments, or assessments against any of Landlord's personal property now or hereafter located in the Center, all costs, expenses and attorneys' fees incurred by Landlord in contesting or negotiating with public authorities (Landlord having the sole authority to conduct such a contest or enter into such negotiations) as to any of the same and all sewer and other taxes and charges, but shall not include taxes on Tenant's business in the Premises, machinery, equipment, inventory or other personal property or assets of Tenant, Tenant agreeing to pay, before delinquency, all taxes upon or attributable to such excluded items without apportionment.

B. Tenant's Share. Tenant shall pay to Landlord, as Additional Rent, its proportionate share of all Real Estate Taxes upon the Center and the Total Tract which become due or payable during the Lease Term, such proportionate share to be prorated for periods at the beginning and end of the Lease Term which do not constitute full calendar months or years. Landlord shall endeavor to have the Retail Space and Hotel Space separately assessed. If this cannot be accomplished then Landlord, in its sole discretion, shall allocate Real Estate Taxes among the Retail Space and Hotel Space based on its determination of the assessed value of each such Space. This determination shall control except in case of manifest error. Real Estate Taxes allocated by Landlord to the Retail Space are referred to herein as "Retail Space Real Estate Taxes". Tenant's proportionate share of any such Retail Space Real Estate Taxes shall be that portion of such Retail Space Real Estate Taxes which bears the same ratio to the total Retail Space Real Estate Taxes as the Store Floor Area bears to the Rentable Floor Area rented or occupied in the Retail Space (hereinafter called "Retail Rentable Floor Area") as of the Commencement Date or the first day of the calendar year in which such taxes are due or payable. The floor area of (i) a Major Tenant,
(ii) any tenant in a free standing Premises who is obligated to pay real estate taxes specifically upon specific improvements or specific parcel of land, and
(iii) Common Areas, as hereinafter defined, shall not be included in the Retail Rentable Floor Area, and any contributions to Real Estate Taxes received by Landlord from such tenants shall be deducted from Retail Space Real Estate Taxes prior to the calculation of Tenant's proportionate share.

C. Payment by Tenant. Tenant's proportionate share of Retail Space Real Estate Taxes shall be paid in monthly installments commencing with the Commencement Date, in amounts initially estimated by Landlord, one(1) such installment being due on the first day of each full or partial month of each full or partial calendar year during the Lease Term. Such monthly installments shall increase or decrease upon notice from Landlord given after the actual or anticipated amounts of Real Estate Taxes due or payable in a particular calendar year are determined. Following the close of each full or partial calendar year during the Lease Term, the actual amount of Retail Space Real Estate Taxes due or payable shall be computed by Landlord and any excess paid by Tenant during such calendar year aver the actual amount Tenant is obligated to pay hereunder shall be credited to Tenant, and within thirty (30) days after written notice from Landlord any deficiency owed shall be paid in full by Tenant. Tenant acknowledges and stipulates that Landlord has made no representation or agreement of any kind as to the total dollar mount of such real estate taxes, actual or estimated, or Tenant's dollar share thereof.

D. Other Taxes. Tenant's proportionate share of any governmental tax or charge (other than income tax) levied, assessed, or imposed on account of the payment by Tenant or receipt by Landlord, or based in whole or in part upon, the rents in this Lease reserved or upon the Center or the value thereof shall be paid by Tenant.

E. Larger Parcel. If the land under the Center is a part of a larger parcel of land for assessment purposes (the "Larger Parcel"), the taxes and assessments allocable to the land in the Center for the purpose of determining Real Estate Taxes under this Section shall be deemed a fractional portion of the taxes and assessments levied against the Larger Parcel, the numerator of which is the acreage in the Center and the denominator of which is the acreage in the Larger Parcel.


Section 4.6.      Sprinkler System.

         Landlord has installed and will maintain a sprinkler system in the Premises and Tenant shall pay to Landlord as additional rent twenty-five cents (25(cent)) per square foot of Store Floor Area per Lease Year, prorated for Partial Lease Years, in equal monthly installments in advance on the first day of each full calendar month during the Lease Term.


Section 4.7.      Additional Rent.

         All amounts required or provided to be paid by Tenant under this Lease other than Minimum Annual Rent and Percentage Rent shall be deemed additional rent and Minimum Annual Rent, Percentage Rent and additional rent shall in all events be deemed rent.


Section 4.8.      Landlord's Expenses.

         If Landlord pays any monies or incurs any expense to correct a breach of this Lease by Tenant or to do anything in this Lease required to be done by Tenant, or incurs any expense (including, but not limited to, attorneys' fees and court costs), as a result of Tenant's failure to perform any of Tenant's obligations under this Lease, all amounts so paid or incurred shall, on notice to Tenant, be considered additional rent payable in full by Tenant with the first Minimum Monthly Rent installment thereafter becoming due and payable, and may be collected as by law provided in the case of rent.


                                    ARTICLE V

                     PARKING AND COMMON AREAS AND FACILITIES

Section 5.1.      Common Areas.

         All parking areas, access roads and facilities furnished, made available or maintained by Landlord in or near the Center, including employee parking areas, truck ways, driveways, loading docks and areas, delivery areas, multi-story parking facilities, package pickup stations, elevators, escalators, pedestrian sidewalks, malls, including the Enclosed Mall (as indicated for identification purposes on Exhibit "B"), courts and ramps, landscaped areas, retaining walls, stairways, bus stops, first-aid and comfort stations, lighting facilities, sanitary systems, utility lines, water filtration and treatment facilities and other areas and improvements provided by Landlord for the general use in common of tenants and their customers and department stores in the Center (all herein called "Common Areas") shall at all times by subject to the exclusive control and management of Landlord, and Landlord shall have the right, from time to time, to establish, modify and enforce reasonable rules and regulations with respect to all Common Areas. Tenant agrees to comply with all rules and regulations set forth in Exhibit "D" attached hereto and all reasonable amendments thereto.

         Landlord shall have the right from time to time to: change or modify and add to or subtract from the sizes, locations, shapes and arrangements of parking areas (provided, however, in no event shall Landlord reduce the number of parking spaces in the Center to less than the number that is required by applicable building code requirements), entrances, exits, parking aisle alignments and other Common Areas; restrict parking by Tenant's employees to designated areas; construct surface, sub-surface or elevated parking areas and facilities; establish and from time to time change the level or grade of parking surfaces; enforce parking charges (by meters or otherwise); add to or subtract from the buildings in the Center; and do and perform such other acts in and to said Common Areas as Landlord in its sole discretion, reasonably applied, deems advisable for the use thereof by tenants and their customers.

Section 5.2.      Use of Common Areas.

         All parking areas, access roads and facilities furnished, made available or maintained by Landlord in or near the Center, including employee parking areas, truck ways, driveways, loading docks and areas, delivery areas, multi-story parking facilities, package pickup stations, elevators, pedestrian sidewalks, malls, including the Enclosed Mall (as indicated for identification purposes on Exhibit "B"), courts and ramps, landscaped areas, retaining walls, stairways, bus stops, first-aid and comfort stations, lighting facilities, sanitary systems, utility lines, water filtration and treatment facilities and other areas and improvements provided by Landlord for the general use in common of tenants and their customers and department stores in the Center (all herein called "Common Areas") shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right, from time to time, to establish, modify and enforce reasonable rules and regulations with respect to all Common Areas. Tenant agrees to comply with all rules and regulations set forth in Exhibit "D" attached hereto and all reasonable amendments thereto.

         Landlords shall have the right from time to time to: change or modify and add to or subtract from the sizes, locations, shapes and arrangements of parking areas (provided, however, in no event shall Landlord reduce the number of parking spaces in the Center to less than the number that is required by applicable building code requirements), entrances, exits, parking aisle alignments and other Common Areas; restrict parking by Tenant's employees to designated areas; construct surface, sub-surface or elevated parking areas and facilities; establish and from time to time change the level or grade of parking surfaces; enforce parking charges (by meters or otherwise); add to or subtract from the buildings in the Center; and do and perform such other acts in and to said Common Areas as Landlord in its sole discretion, reasonably applied, deems advisable for the use thereof by tenants and their customers.


Section 5.2.      Use of Common Areas.

         Tenant and its business invitees, employees and customers shall have the nonexclusive right, in common with Landlord and all others to whom Landlord has granted or may hereafter grant rights, to use the Common Areas subject to such reasonable regulations as Landlord may from time to time impose and the rights of Landlord set forth above. Tenant shall pay Landlord, upon demand, $10.00 for each day on which a car of Tenant, a concessionaire, employee or agent of Tenant is parked outside any area designated by Landlord for employee parking. Tenant authorizes Landlord to cause any such car to be towed from the Center and Tenant shall reimburse Landlord for the cost thereof upon demand, and otherwise indemnify and hold Landlord harmless with respect thereto. Tenant shall abide by all rules and regulations and cause its concessionaires, officers, employees, agents, customers and invitees to abide thereby. Landlord may at any time close temporarily any Common Areas to make repairs or changes, prevent the acquisition of public rights therein, discourage non customer parking, or for other reasonable purposes. Tenant shall furnish Landlord license numbers and description of cars used by Tenant and its concessionaires, officers and employees. Tenant shall not interfere with Landlord's or other tenants' rights to use any part of the Common Areas.

                                   ARTICLE VI

                      COST AND MAINTENANCE OF COMMON AREAS


Section 6.1.      Expense of Operating and Maintaining
                           the Common Facilities

         Landlord will operate, manage, maintain and repair or cause to be operated, managed, maintained or repaired, the Common Areas of the Center to the extent the same is not done by any Major Tenant. "Landlord's Common Area Costs" shall mean all costs of operating and maintaining the Common Areas in a manner deemed by Landlord appropriate for the best interests of tenants and other occupants in the Center. Included among the costs and expenses which constitute Landlord's Common Area Costs, but not limited thereto, shall be, at the option of Landlord, all costs and expenses of protecting, operating, managing (including attorneys' fees and other professional fees), repairing, repaying, lighting, cleaning, painting, striping, insuring (including but not limited to fire and extended coverage insurance on Common Areas, insurance protecting Landlord against liability for personal injury, death and property damage and workers' compensation insurance), removing of snow, ice and debris, police protection, security and security patrol, fire protection, regulating traffic, inspecting, repairing and maintaining of machinery and equipment used in the operation of the Common Areas, including heating, ventilating and air conditioning machinery and equipment, depreciation of machinery and equipment, providing heating, ventilating and air conditioning for the interior Common Areas initially determined and thereafter adjusted in the manner described in
Section 7.2 herein, cost and expense of inspecting, maintaining, repairing and replacing storm and sanitary drainage systems, sprinkler and other fire protection systems, electrical, gas, water, telephone and irrigation systems, cost and expense of maintaining and repairing the Enclosed Mall and the exterior of the buildings in the Center, including, but not limited to floors, roofs, skylights, escalators, elevators, walls, stairs and signs, cost and expense of installing maintaining and repairing burglar or fire alarm systems on the Retail Space, if installed, cost and expense of landscaping and shrubbery, expenses of utilities, and administrative and overhead costs equal to fifteen percent (15%) of all of the foregoing and all other of Landlord's Common Area Costs.

Section 6.2.      Tenant to Bear Pro Rata Share of Expenses.

         Tenant will pay Landlord, in addition to all other amounts in this Lease provided, such portion of Landlord's Common Area Costs for each calendar year during the Lease Term which bears the same ratio to the total of Landlord's Common Area Costs as the Store Floor Area at the commencement of such calendar year bears to all Rentable Floor Area rented or occupied by tenants in the Retail Space. The floor area of (i) a Major Tenant, (ii) any tenant in a freestanding Premises who is obligated to maintain specific areas or a specific parcel of land, and (iii) Common Areas shall not included in Rentable Floor Area, and any contributions to Landlord's Common Area Costs received by Landlord from such tenants shall be deducted from Landlord's Common Area Costs prior to the calculation of Tenant's proportionate share.

         Tenant's share of Landlord's Common Area Costs shall be paid in monthly installments in amounts estimated from time to time by Landlord, one (1) such installment being due on the first day of each month of each calendar year. After the end of each calendar year the total Landlord's Common Area Costs for such year (and at the end of the Lease Term, the total Landlord's Common Area Costs for the period since the end of the immediately next preceding calendar year) shall be determined by Landlord and Tenant's share paid for such period shall immediately, upon such determination, be adjusted by credit of any excess or payment of any deficiency.

         Notwithstanding anything herein in this Section 6.2 which may be to the contrary, commencing on the Commencement Date and continuing thereafter through and including the end of the first (1st) full calendar year of the Lease Term, Tenant's annual share of Landlord's Common Area Costs shall be equal to Five Dollars and no/100 ($5.00) per square foot of Store Floor Area in the Premises, which amount shall be pro-rated accordingly for any partial calendar year at the beginning of the Lease Term. Thereafter, for each full or partial calendar year after the first (1st) full calendar year of the Lease Term, Tenant's pro rata share of Landlord's Common Area Costs shall in no event exceed in the aggregate the product obtained by multiplying Tenant's pro rata share of Landlord's Common Area Costs payable during the immediately preceding calendar year by 105%.

                                   ARTICLE VII

                             UTILITIES AND SERVICES

Section 7.1.      Utilities.

         Tenant shall not install any equipment which can exceed the capacity of any utility facilities serving the Center and if any equipment installed by Tenant required additional utility facilities, the same shall be installed at Tenant's expense in compliance with all code requirements and plans and specifications which must be approved in writing by Landlord. Tenant shall be solely responsible for and promptly pay all charges for use or consumption of sewer, gas, electricity, water and all other utility services. Landlord may make electrical service available to the Premises as provided in Exhibit "C", and so long as Landlord continues to provide such electrical service Tenant agrees to purchase the same from Landlord and pay Landlord for the electrical service (based upon Landlord's determination from time to time of Tenant's consumption of electricity), as additional rent, on the first day of each month in advance (and prorated for partial months), commencing on the Commencement Date at the same cost as would be charged to Tenant from time to time by the utility company which otherwise would furnish such services to the Premises if it provided such services and metered the same directly to the Premises, but in no event at a cost which is less than the cost Landlord must pay in providing such electrical service. Landlord may supply water and other utilities to the Premises, and so long as Landlord continues to provide water or such other utilities Tenant shall pay Landlord for same at the same cost as would be charged to Tenant by the utility company which otherwise would furnish such service to the Premises if it provided such service and metered the same directly to the Premises, but in no event at a cost which is less than the cost Landlord must pay in providing such service, and in no event less than the minimum monthly charge which would have been charged by the utility company in providing such service. Subject to the applicable rules and regulations of the Minnesota Public Service Commission, Landlord may provide a shared tenant telecommunications service to the Premises and so long as Landlord continues to provide such telecommunications service Tenant agrees to purchase the same from Landlord and pay Landlord for the telecommunications service at the same costs as would be charged to Tenant by the utility company which otherwise would furnish such service to the Premises if it provided such service directly to the Premises, but in no event at a cost which is less than the cost Landlord must pay in providing such telecommunications service.

         Landlord may make additional services, including but not limited to, pest control, cleaning, and security, available to the Premises and, in such event, Tenant shall utilize such services, at Tenant's expense.

         Tenant shall operate its heating and air conditioning so that the temperature in the Premises will be the same as that in the adjoining mall, and set Tenant's thermostat at the same temperature as that thermostat in the mall which is nearest the Premises. Tenant shall be responsible for the installation, maintenance, repair and replacement of air conditioning, heating and ventilation systems within and specifically for the Premises, including all components such as air handling units, air distribution systems, motors, controls, grilles, thermostats, filters and all other components. Tenant shall operate ventilation so that the relative air pressure in the Premises will be the same as or less than that in the adjoining mall as required by the Landlord.

Section 7.2.      Air Conditioning of Premises.

         Landlord will provide and maintain a central plant and a system of chilled media to the Premises installed at a point determined by Landlord. Tenant agrees to purchase the chilled media services from Landlord and pay Landlord annually therefor as additional rent, in equal monthly installments, in advance on the first day of each month the current Adjusted HVAC Plant Charge (which shall consist of the Minimum Charge of $1.86 per square foot of Store Floor Area per year, increased in the manner hereinafter provided).

         The Adjusted HVAC Plant Charge shall be recalculated from time to time on dates selected by the Landlord (but no less often than annually, each time the Landlord's utility costs are changed, and/or each time field verification indicates that Tenant's use of the system has changed.)

         The  current   Adjusted  HVAC  Plant  Charge  shall  be  calculated  by
multiplying the Minimum Charge by a series of adjusting multipliers as follows:

           Adjusted HVAC Plant Charge = Minimum Charge x M1xM2xM3xM4

         (a)      M1  = Capacity Multiplier

                  The capacity multiplier shall be the greater of 1 or the multiplier arrived at by applying the following formula:

                  M1 = 1 + [0.6[BTUH/33 -1]]

         The factor "BTUH" shall mean BTUH/per Sq. Ft. of Store Floor Area and shall be the calculated peak design total heat gain as determined in accordance with ASHRAE procedures. Tenant's outdoor air or exhaust that is derived via the Landlord's system, and total heat gain from the roof, lights, fan motors and other items, shall be included in calculating the BTUH/per Sq. Ft. factor of this section for purposes of determining the capacity multiplier. The peak total heat gain shall be calculated using the same sun time hour as is used by Landlord in determining the peak building heat gain. (Typically 1600 hours).

         (b)      M2 = Hours Multiplier

         The hours multiplier shall be the greater of 1 or the multiplier arrived at by applying the following formula:

                  M2  = 1 + [Extra Hours/Regular Hours]

         The term "Extra Hours" shall mean Tenant's hours use of system during times other than the originally established regular weekly hours of the Center. The term "Regular Hours" shall mean originally established regular weekly hours of the Center.

         (c)      M3 = Utility Cost Multiplier

         The utility cost multiplier shall be the multiplier arrived at by applying the following formula:

                  M3 = 1 + [0.5[Current Cost/Original Cost -1]]

         The term "Current Cost" shall mean "Utility Cost" based on rates in effect on the selected date. The term "original Cost" shall mean Utility Cost based on rates in effect on February 1, 1991. The term "Utility Cost" shall mean the cost to Landlord of the utilities necessary for furnishing chilled media to the Premises, including all charges made to Landlord by the public utilities furnishing the same and based on the original consumption and demands estimated for the Central HVAC System and building.

         (d)      M4 = Maintenance Cost Multiplier

         The Maintenance Cost Multiplier shall be the greater of 1 or the multiplier arrived at by applying the following formula:

                  M4 = 1 + [0.1[Current CPI/Original CPI - 1]]

         The term "Current CPI" shall mean the "Consumer Price Index" on the selected date. The term "Original CPI" shall mean the "Consumer Price Index" for February 1, 1991. The term "Consumer Price Index" as used in this Section 7.2 and in Section 14.1 herein shall mean the Consumer Price Index All Items for All Urban Consumers (CPI-U, 1982-4 = 100)" published by the Bureau of Labor Statistics of the U.S. Department of Labor. If the publication of the Consumer Price Index of the U.S. Burear of Labor Statistics is discontinued, comparable statistics on the purchasing power of the consumer dollar published by a responsible financial periodical selected by Landlord shall be used for making such computations.

Section 7.3.      Enforcement and Termination

         In the event of any default by Tenant, Landlord reserves the right, in addition to all other rights and remedies available to Landlord, to cut off and discontinue, without notice or liability to Tenant, any utilities or services provided in accordance with the provisions of this Article VII. Landlord shall not be liable to Tenant in damages or otherwise if any utilities or services, whether or not furnished by Landlord hereunder, are interrupted or terminated because of repairs, installation or improvements, or any cause beyond Landlord's reasonable control, nor shall any such termination relieve Tenant of any of its obligations under this Lease. Provided, however, if Landlord-supplied utilities and/or services are unavailable to the Premises for more than three (3) consecutive days as a result of the negligent act or omission of Landlord, its employees, agents or contractors, and as a result of such interruption in service Tenant is unable to reasonably operate its business in the Premises, then rent shall abate on a per diem basis until such service is repaired or restored and Tenant is again able to operate its business in the Premises. Tenant shall operate the Premises in such a way as shall not waste fuel, energy or natural resources. If Landlord provides any utilities or services under
Section 7.1 or 7.2 of this Lease to tenants, Landlord may, upon written direction, require Tenant to obtain such services from a third party provider without liability for the same. No discontinuance of any utilities or services shall constitute a constructive eviction.

                                  ARTICLE VIII

                          CONDUCT OF BUSINESS BY TENANT


Section 8.1.      Use of Premises.

         The Premises shall be occupied and used by Tenant solely for the purpose of conducting therein the business of the retail sale of those items specifically set forth on Exhibit "F-1" (Tenant's Menu) which exhibit is attached hereto and fully incorporated herein by reference, and Tenant shall not use or permit or suffer the use of the Premises for any other business or purpose. Tenant shall be allowed to modify its menu from time to time provided the general theme of Tenant's business as of the Commencement Date remains substantially unchanged and provided further any items being added to Tenant's Menu are offered at a majority of other restaurants owned or operated by Tenant and doing business under Tenant's permitted trade name. Tenant is hereby specifically prohibited from selling, offering for sale, giving away or displaying Mall of America merchandise or any other merchandise or items that bear the Mall of America name, trademark, service mark or logo thereon without Landlord's prior written consent thereto which consent may be given or withheld by Landlord in Landlord's sole and absolute discretion and Landlord's failure to give such consent shall not be deemed unreasonable.

Section 8.2.               Prompt Occupancy and Use.

         Tenant will occupy the Premises upon the Commencement Date and thereafter continuously operate and conduct in 100% of the Premises during each hour of the entire Lease Term when Tenant is required under this Lease to be open for business the business permitted under Section 8.1 hereof, with a full staff and full stock of merchandise, using only such minor portions of the Premises for storage and office purposes as are reasonably required. The parties agree that: Landlord has relied upon Tenant's occupancy and operation in accordance with the foregoing provisions; because of the difficulty or impossibility of determining Landlord's damages which would result from Tenant's violation of such provisions, including but not limited to damages from loss of Percentage Rent from Tenant and other tenants, and diminished saleability, mortgageability and economic value, Landlord shall be entitled to liquidated damages it if elects to pursue such remedy; therefore for any day that Tenant does not fully comply with the provisions of this Section 8.2 the Minimum Annual Rent, prorated on a daily basis, shall be increased by 50%, such increased sum representing the loss in Percentage Rent from Tenant and other tenants which the parties agree Landlord will suffer by Tenant's noncompliance. In addition to all other remedies, Landlord shall have the right to obtain specific performance by Tenant upon Tenant's failure to comply with the provisions of this Section 8.2.


Section 8.3.      Conduct of Business.

         Such business shall be conducted (a) under the name THE ALAMO GRILL unless another name is previously approved in writing by the Landlord; and (b) in such manner as shall assure the transaction of a maximum volume of business in and at the Premises. Tenant's store shall be and remain open from 10:00 A.M. until 9:00 P.M. each day of the week except Sunday, on Sunday from 12:00 P.M. until 6:00 P.M., and in addition, during all days, nights and hours (including Sundays as permitted by law) that any Major jTenant in the Center (as referred to in Section 4.2 above) is open for business, and such other days, nights and hours as Landlord shall require or approve in writing. Tenant shall be allowed to maintain such later hours of operation as are permitted by law. However, should Landlord incur any extra cost or expense to provide security for the Common Areasin order accommodate Tenant's extended hours of operation, Tenant shall reimburse Landlord for such extra cost or expense as additional rent hereunder, for such security required beyond the hours of 11:00 P.M. Monday through Thursday, 1:00 A.M. on Saturday morning and Sunday morning and 9:00 P.M. on Sunday night.

Section 8.4.      Operation by Tenant.

         Tenant covenants and agrees that it will: not place or maintain any merchandise, vending machines or other articles in any vestibule or entry of the Premises or outside the Premises; store garbage, trash, rubbish and other refuse in rat-proof and insect-proof containers inside the Premises, and remove the same frequently and regularly and, if directed by Landlord, by such means and methods and at such times and intervals as are designated by Landlord, all at Tenant's expense; not permit any sound system audible, or objectionable advertising medium visible, outside the Premises; keep all mechanical equipment free of vibration and noise and in good working order and condition; not commit or permit waste or a nuisance upon the Premises, not permit or cause odors to emanate or be dispelled from the Premises; not solicit business in the Common Areas nor distribute advertising matter to, in or upon any Common Areas; not permit the loading or unloading or the parking or standing of delivery vehicles outside any area designated therefor, nor permit any use of vehicles which will interfere with the use of any Common Areas; comply with all laws, recommendations, ordinances, rules and regulations of governmental, public, private and other authorities and agencies, including those with authority over insurance rates, with respect to the use or occupancy of the Premises, and including but not limited to the Williams-Steiger Occupational Safety and Health Act; light the show windows of the Premises and all signs each night of the year for not less than one (1) hour after the Premises is permitted to be closed; not permit any noxious, toxic or corrosive fuel or gas, dust, direct or fly ash on the Premises; not place a load on any floor in the Center which exceeds the floor load per square foot which such floor was designed to carry.

Section 8.5.      Storage.

         Tenant shall store in the Premises only merchandise which Tenant intends to sell at, in or from the Premises, within a reasonable time after receipt thereof.

Section 8.6.      Painting, Decorating, Displays, Alterations.

         Tenant will not paint, decorate or change the architectural treatment of any part of the exterior of the Premises nor any part of the interior of the Premises visible from the exterior nor make any structural alterations, additions or changes in the Premises without Landlord's written approval thereto, and will promptly remove any paint, decoration, alteration, addition or changes applied or installed without Landlord's approval and restore the Premises to an acceptable condition or take such other action with respect thereto as Landlord directs. Notwithstanding the foregoing, Tenant shall be allowed to make interior, non-storefront, non-structural, non-mechanical and non-utility alterations, changes, additions or decorations to the Premises without Landlord's prior consent thereto provided the cost of the same does not exceed $10,000.00 in any twelve (12) consecutive calendar month period.

         Tenant will install and maintain at all times, subject to the other provisions of this Section 8.6, merchandise displays in any show windows on the Premises; the arrangement, style, color and general appearance thereof and of displays in the interior of the Premises which are visible from the exterior, including, but not limited to, window displays, advertising matter, signs, merchandise and store fixtures, shall be maintained in keeping with the character and standards of the Center.


Section 8.7.      Other Operations.

         If during the Lease Term Tenant directly or indirectly operates, manages or has any interest whatsoever in any other store or business operated for a purpose of business similar to or in competition with all or part of the business permitted under Section 8.1 hereof within a radius of five (5) miles of the Center, it will injure Landlord's ability and right to receive Percentage Rent (such ability and right being a major consideration for this Lease and the construction of the Center). Accordingly, if Tenant operates, manages or has such interest in any such store or business within such radius, 100% of all sales made from any such other store or business shall be included in the computation of Gross Sales for the purpose of determining Percentage Rent under this Lease as though said Gross Sales had actually been made at, in or from the Premises. Landlord shall have all rights of inspection of books and records with respect to such stores or businesses as it has with respect to the Premises; and Tenant shall furnish to Landlord such reports with respect to Gross Sales from such other store or business as it is herein required to furnish with respect to the Premises.

Section 8.8.               Emissions and Hazardous Materials.

         Tenant shall not, without the prior written consent of Landlord, cause or permit, knowingly or unknowingly, any Hazardous Material (hereinafter defined) to be brought or remain upon, kept, used, discharged, leaded, or emitted in or about, or treated at the Premises or the Center. As used in this Lease, "Hazardous Material(s)" shall mean any hazardous, toxic or radioactive substance, material, matter or waste which is or becomes regulated by any federal state or local law, ordinance, order, rule, regulation, code or any other governmental restriction or requirement, and shall include asbestos, petroleum products and the terms "Hazardous Substance" and "Hazardous Waste" as defined in the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended, 42 U.S.C. ss. 9601 et seq., and the Resource Conservation and Recovery Act ("RCRA"), as amended, 42 U.S.C. ss. 6901 et seq. To obtain Landlord's consent, Tenant shall prepare an "Environmental Audit" for Landlord's review. Such Environmental Audit shall list" (1) the name(s) of each Hazardous Material and a Material Safety Data Sheet 9MSDS0 as required by the Occupational Safety and Health Act; (2) the volume proposed to be used, stored and/or treated at the Premises (monthly); (3) the purpose of such Hazardous Material; (4) the proposed on-premises storage locations(s); (5) the name(s) of the proposed off-premises disposal entity; and (6) an emergency preparedness plan in the event of a release. Additionally, the Environmental Audit shall include copies of all required federal, state, and local permits concerning or related to the proposed use, storage, or treatment of any Hazardous Material(s) at the Premises. Tenant shall submit a new Environmental Audit whenever it proposes to use, store, or treat a new Hazardous Material at the Premises or when the volume of existing Hazardous Materials to be used, stored, or treated at the Premises expands by ten percent (10%) during any thirty (30) day period. If Landlord in its reasonable judgment finds the Environmental Audit acceptable, then Landlord shall deliver to Tenant Landlord's written consent. Notwithstanding such consent, Landlord may revoke its consent upon: (1) Tenant's failure to remain in full compliance with applicable environmental permits and/or any other requirements under any federal, state, or local law, ordinance, order, rule, regulation, code or any other governmental restriction or requirement (including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended, 42 U.S.C. ss. 9601 et seq. and the Resource Conservation and Recovery Act ("RCRA"), as amended, 42 U.S.C. ss. 6901 et seq.) related to environmental safety, human health, or employee safety' (2) the Tenant's business operations pose or potentially pose a human health risk to other Tenants; or (3) the Tenant expands its use, storage, or treatment of any Hazardous Material(s) in a manner inconsistent with the safe operation of a shopping center. Should Landlord consent in writing to Tenant bringing, using, storing or treating any Hazardous Material(s) in or upon the Premises or the Center, Tenant shall strictly obey and adhere to any and all federal, state or local laws, ordinances, orders, rules, regulations, codes or any other governmental restrictions or requirements (including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended 42 U.S.C. ss. 9601 et seq., and the Resource Conservation and Recovery Act ("RCRA"), as amended, 42 U.S.C. ss. et seq.) which in any way regulate, govern or impact Tenant's possession, use, storage, treatment or disposal of said Hazardous Material(s). In addition, Tenant represents and warrants to Landlord that (1) Tenant shall apply for and remain in compliance with any and all federal, state or local permits in regard to Hazardous Materials; (2) Tenant shall report to any and all applicable governmental authorities any release of reportable quantities of any Hazardous Material(s) as required by any and all federal, state or local laws, ordinances, orders, rules, regulations, codes or any other governmental restrictions or requirements; (3) Tenant, within five (5) days of receipt, shall send to Landlord a copy of any notice, order, inspection report, or other document issued by any governmental authority relevant to the Tenant's compliance status with environmental or health and safety laws; and, (4) Tenant shall remove from the Premises all Hazardous Materials at the termination of this Lease.

         In addition to, and in no way limiting, Tenant's duties and obligations as set forth in Section 11.6 of this Lease, should Tenant breach any of its duties and obligations as set forth in this Section 8.8 of this Lease, or if the presence of any Hazardous Material(s) on the Premises results in contamination of the Premises, the Center, any land other than the Center, the atmosphere, or any water or waterway (including groundwater), or if contamination of the Premises or of the Center by any Hazardous Material(s) otherwise occurs for which Tenant is otherwise legally liable to Landlord for damages resulting therefrom, Tenant shall indemnify, save harmless and, at Landlord's option and with attorneys approved in writing by Landlord, defend Landlord, and its contractors, agents, employees, partners, officers, directors, and mortgagees, if any, from any and all claims, demands, damages, expenses, fees, costs, fines, penalties, suits, proceedings, actions, causes of action, and losses of any and every kind and nature (including, without limitation, diminution in value of the Premises or the Center, damages arising from any adverse impact on marketing space in the Center, and sums paid in settlement of claims and for attorney's fees, consultant fees and expert fees, which may arise during or after the Lease Term or any extension thereof as a result of such contamination), This includes, without limitation, costs and expenses, incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of the presence of Hazardous Material(s) on or about the Premises or the Center, or because of the presence of Hazardous Material(s) anywhere else which came or otherwise emanated from Tenant or the Premises. Without limiting the foregoing, if the presence of any Hazardous Material(s) on or about the Premises or the Center caused or permitted by Tenant results in any contamination of the Premises or the Center, Tenant shall, at its sole expense, promptly take all actions and expense as are necessary to return the Premises and/or the Center to the condition existing prior to the introduction of any such Hazardous Material(s) to the Premises or the Center; provided, however, that Landlord's approval of such actions shall first be obtained in writing.

Section 8.9.      Sales and Dignified Use.

         No public or private auction or any fire, "going out of business," bankruptcy or similar sales or auctions shall be conducted in or from the Premises and the Premises shall not be used except in a dignified and ethical manner consistent with the general high standards of merchandising in the Center and not in a disreputable or immoral manner or in violation of national, state or local laws.

                                   ARTICLE IX

                         MAINTENANCE OF LEASED PREMISES

Section 9.1.      Maintenance by Landlord.

         Landlord shall keep or cause to be kept the foundation, roof and structural portions of the walls of the Premises in good order, repair and condition except for damage thereto due to the acts or omissions of Tenant, its agents, employees or invitees. Landlord shall commence required repairs as soon as reasonably practicable after receiving written notice from Tenant thereof. This Section 9.1 shall not apply in case of damage or destruction by fire or other casualty or condemnation or eminent domain, in which events the obligations of Landlord shall be controlled by Article XVI and XVII. Except as provided in this Section 9.1 Landlord shall not be obligated to make repairs, replacements or improvements of any kind upon the Premises, or to any equipment, merchandise, stock in trade, facilities or fixtures therein, all of which shall be Tenant's responsibility, but Tenant shall give Landlord prompt written notice of any accidenct, casualty, damage or other similar occurrence in or to the Premises or the Common Areas of which Tenant has knowledge.

Section 9.2.      Maintenance by Tenant.

         Tenant shall at all times keep the Premises (including all entrances and vestibules) and all partitions, window and window frams and mouldings, glass, store fronts, doors, door openers, fixtures, equipment and appurtenances thereof (including lighting, heating, electrical, plumbing, ventilating and air conditioning fixtures and systems and other mechanical equipment adn appurtenances) and all part of the Premises, and parts of Tenant's Work not on the Premises, not required herein to be maintained by Landlord, in good order, condition and repair and clean, orderly, sanitary and safe, damage by unavoidable casualty excepted, (including but not limited to doing such things as are necessary to cause the Premises to comply with applicable laws, ordinances, rules, regulations and orders of governmental and public bodies and agencies, such as but limited to the Williams-Steiger Occupational Safety and Health Act). If replacement of equipment, fixtures and appurtenances thereto is necessary, Tenance shall replace the same with new or completely reconditioned equipment, fixtures and appurtenances, and repair all damages done in or by such replacement. If Tenant fails to perform its obligations hereunder, Landlord without notice may, but shall not be obligated to, perform Tenant's obligations or perform work resulting from Tenant's acts, actions or omissions and add the cost of the same to the next installment of Minimum Monthly Rent due hereunder to be repaid in full.

Section 9.3.      Surrender of Premises.

         At the expiration of earlier termination of the Lease Term, Tenant shall surrender the Premises in the same condition as they were required to be in on the Required Completion Date, reasonable wear and tear and damage by unavoidable casualty excepted, and deliver all keys for, and all combinations on locks, safes and vaults in, the Premises to Landlord at Landlord's notice address as specified in Section 24.7 or, at Landlord's option, to the office of the Center's general manager.

                                    ARTICLE X

                 SIGNS, AWNINGS, CANOPIES, FIXTURES, ALTERATIONS

Section 10.1.     Fixtures.

         All fixtures installed by Tenant shall be new or refurbished to a good quality and condition and meeting applicable code requirements.

the Premises so that the furnishings, furniture, flooring, wall fixtures and coverings, equipment and other appurtenances in the Premises shall be in keeping with the image of the Center.

Section 10.2.     Removal and Restoration by Tenant.

         All alterations, changes and additions and all improvements, including leasehold improvements, made by Tenant, or made by Landlord on Tenant's behalf, whether part of Tenant's Work or not and whether or not paid for wholly or in part by Landlord, shall remain Tenant's property for the Lease Term. Any alterations, changes, additions and improvements shall immediately upon the termination of this Lease become Landlord's property, be considered part of the Premises, and not be removed at or prior to the end of the Lease Term without Landlord's written consent unless Landlord requests Tenant to remove same. If Tenant fails to remove any shelving, decorations, equipment, trade fixtures or personal property from the Premises prior to the end of the Lease Term, they shall become Landlord's property and Tenant shall repair or pay for the repair of any damage done to the Premises resulting from removing same but not for painting or redecorating the Premises.

Section 10.3.     Tenant's Liens.

         A. Tenant shall not suffer any mechanics' or materialmen's lien to be filed against the Premises or the Center by reason of work, labor, services or materials performed or furnished to Tenant or anyone holding any part of the Premises under Tenant. If any such lien shall at any time be filed as aforesaid, Tenant may contest the same in good faith, but, notwithstanding such contest, Tenant shall, within 15 days after the filing thereof, cause such lien to be released of record by payment, bond, order of a court of competent jurisdiction, or otherwise in a manner satisfactory to Landlord and its mortgagee. In the event of Tenant's failure to release of record any such lien within the aforesaid period, Landlord, any affiliate of Landlord or any party who delivered a guaranty with respect to any financing of the Center or the Premises may remove said lien by paying the full amount thereof or by bonding or in any other manner Landlord, any affiliate of Landlord or any party who delivered a guaranty with respect to any financing of the Center or the Premises deems appropriate, without investigating the validity thereof, and irrespective of the fact that Tenant may contest the propriety or the amount thereof, and Tenant, upon demand, shall pay Landlord the amount so paid out by Landlord in connection with the discharge of said lien, together with interest thereon at the rate set forth in
Section 4.2 herein and reasonable expenses incurred in connection therewith, including reasonable attorneys' fees, which amounts are due and payable in full to Landlord as additional rent on the first day of the next following month. Nothing contained in this Lease shall be construed as a consent on the part of Landlord to subject Landlord's estate in the Premises to any lien or liability under the lien laws of the State of Minnesota. Tenant's obligation to observe and perform any of the provisions of this Section 10.3 shall survive the expiration of the Lease Term or the earlier termination of this Lease.

         B. Tenant shall not create or suffer to be created a security interest or other lien against any improvements, additions or other construction made by Tenant in or to the Premises or against any equipment or fixtures installed by Tenant therein (other than Tenant's property), and should any security interest be created in breach of the foregoing, Landlord, any affiliate of Landlord or any party who delivered a guaranty with respect to any financing of the Center or the Premises shall be entitled to discharge the same by exercising the rights and remedies afforded it under paragraph A of this Section.

Section 10.4.     Signs, Awnings and Canopies.

         Tenant will not place or permit on any exterior door or window or any wall of the Premises of otherwise, any sign, awning, canopy, advertising matter, decoration, lettering or other thing of any kind which does not comply with the Sign Criteria set forth in Exhibit "E" attached hereto.

                                   ARTICLE XI

                                    INSURANCE

Section 11.1.     By Landlord.

         Landlord shall carry public liability insurance on those portions of the Common Areas included in the Total Tract providing coverage of not less than $5,000,000.00 against liability for bodily injury including death and personal injury for any one (1) occurrence and $1,000,000.00 property damage insurance, or combined single limit insurance in the amount of $5,000,000.00

         Landlord shall also carry insurance for fire, extended coverage, vandalism, malicious mischief and other endorsements deemed advisable by Landlord, insuring all improvements on the Total Tract, including the Premises and all leasehold improvements thereon and appurtenances thereto (excluding Tenant's merchandise, trade fixtures, furnishings, equipment, personal property and excluding plate glass) for the full insurable value thereof, with such deductibles as Landlord deems advisable, such insurance coverage to include improvements provided by Tenant as set forth in Exhibit "C" and "C-2" as Tenant's Work (excluding wall covering, floor covering, carpeting and drapes) and Landlord's Work as defined in Exhibit "C"; Tenant agrees to pay Landlord, as additional rent, 25(cent) per year for each square foot of Store Floor Area payable in equal installments on the first day of every calendar month during the Lease Term, as Tenant's share of the cost of the premiums for such insurance described above in this sentence. At the end of the first Partial Lease Year and each Lease Year thereafter, the amount thus to be paid by Tenant shall be adjusted upward or downward (but shall never be less than the above amount) in direct ratio to the increase or decrease in the cost of the premiums paid by Landlord for such insurance coverage.

Section 11.21     By Tenant.

         Tenant agrees to carry public liability insurance on the Premises during the Lease Term, covering the Tenant and naming the Landlord, Melvin Simon & Associates, Inc. and M.S. Management Associates, Inc. as an additional named insured with terms and companies satisfactory to Landlord, for limits of not less than $5,000,000.00 for bodily injury, including death, and personal injury for any one (1) occurrence, $1,000,000.00 property damage insurance or a combined single limit of $5,000,000.00 Tenant's insurance will include contractual liability coverage recognizing this Lease, products and completed operations liability and providing that Landlord and Tenant shall be given a minimum of sixty (60) days written notice by the insurance company prior to cancellation, termination or change in such insurance. Tenant also agrees to carry insurance against fire and such other risks as are from time to time required by Landlord, including, but not limited to, a standard "all-Risk" policy of property insurance protecting against all risk of physical loss or damage, including without limitation, sprinkler leakage coverage and plate glass insurance covering all plate glass in the Premises (including store fronts), in amounts not less than the actual replacement cost, covering all of Tenant's merchandise, trade fixtures, furnishing, wall covering, floor covering, carpeting, drapes, equipment and all items of personal property of Tenant located on or within the Premises. Tenant shall provide Landlord with certificates or, at Landlord's request, copies of the policies, evidencing that such insurance is in full force and effect and stating the terms thereof. The minimum limits of the comprehensive general liability policy of insurance shall in no way limit or diminish Tenant's liability under Section 11.6 hereof and shall be subject to increase at any time, and from time to time. Within ten (10) days after demand therefor by Landlord, Tenant shall furnish Landlord with evidence that it has complied with such demand.

Section 11.3      Mutual Waiver of Subrogation Rights.

         Landlord and Tenant and all parties claiming under them mutually release and discharge each other from all claims and liabilities arising from or caused by any casualty or hazard covered or required hereunder to be covered in whole or in part by insurance on the Premises or in connection with property on or activities conducted on the Premises, and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof and evidence such waiver by endorsement to the required insurance policies, provided that such release shall not operate in any case where the effect is to invalidate or increase the cost of such insurance coverage (provided, that in the case of increased cost, the other party shall have the right, within thirty
(30) days following written notice to pay such increased cost, thereby keeping such release and waiver in full force and effect).

Section 11.4.     Waiver.

         Except for the gross negligence or intentional acts or omissions of Landlord, its agents or employees, Landlord, its agents and employees, shall not be liable for, and Tenant waives all claims for, damage, including but not limited to consequential damages, to person, property or otherwise, sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon any part of the Center including, but not limited to, claims for damage resulting from: (a) any equipment or appurtenances becoming out of repair; (b) Landlord's failure to keep any part of the Center in repair;
(c) injury done or caused by wind, water, or other natural element; (d) any defect in or failure of plumbing, heating or air conditioning equipment, electric wiring or installation thereof, gas, water, and steam pipes, stairs, porches, railings or walks; (e) broken glass; (f) the backing up of any sewer pipe or downspout; (g) the bursting, leaking or running of any tank, tub, washstand, water closet, waste pipe, drain or any other pipe or tank in, upon or about the Premises; (h) the escape of steam or hot water; (i) water, snow or ice upon the Premises; (j) the falling of any fixture, plaster or stucco; (k) damage to or loss by theft or otherwise of property of Tenant or others; (l) acts or omissions of persons in the Premises, other tenants in the Center, occupants of nearby properties, or any other persons; and (m) any act or omission of owners of adjacent or contiguous property. All property of Tenant kept in the Premises shall be so kept at Tenant's risk only and Tenant shall save Landlord harmless from claims arising out of damage to the same, including subrogation claims by Tenant's insurance carrier.

Section 11.5.     Insurance - Tenant's Operation.

         Tenant will not do or suffer to be done anything which will contravene Landlord's insurance policies or prevent Landlord from procuring such policies in amounts and companies selected by Landlord. If anything done, omitted to be done or suffered to be done by Tenant in, upon or about the Premises shall cause the rates of any insurance effected or carried by Landlord on the Premises or other property to be increased beyond the regular rate from time to time applicable to the Premises for use for the purpose permitted under this Lease, or such other property for the use or uses made thereof, Tenant will pay the amount of such increase promptly upon Landlord's demand and Landlord shall have the right to correct any such condition at Tenant's expense. In the event that this Lease so permits and Tenant engages in the preparation of food or packaged foods or engages in the use, sale or storage of inflammable or combustible material, Tenant shall install chemical extinguishing devices (such as ansul) approved by Underwriters Laboratories and Factory Mutual Insurance Company and the installation thereof must be approved by the appropriate local authority. Tenant shall keep such devices under service as required by such organizations. If gas is used in the Premises, Tenant shall install gas cut-off devices (manual and automatic).

Section 11.6.     Indemnification.

         Tenant shall save harmless, indemnify, and at Landlord's option, defend Landlord, its agents and employees, and mortgagee, if any, from and against any and all liability, liens, claims, demands, damages, expenses, fees (including attorneys' fees), costs, fines, penalties, suits, proceedings, actions and causes of action of any and every kind and nature arising or growing out of or in any way connected with Tenant's use, occupancy, management or control of the Premises or Tenant's operations, conduct or activities in the Center.

Section 11.7.     Dramshop Insurance.

         The Tenant agrees that it will purchase and maintain so-called "dramshop" insurance insuring both Landlord and Tenant with adequate limits in the event the State of Minnesota now has, or hereafter enacts a statue which provides that a judgment obtained against a retailer, or any other person or entity, who dispenses alcoholic beverages to unauthorized persons, as defined by said statute, shall be a lien against the real estate from which said alcoholic beverages were illegally dispensed (sometimes referred to as a dram shop act).

                                   ARTICLE XII

                   OFFSET STATEMENT, ATTORNMENT, SUBORDINATION

Section 12.1.     Offset Statement.

         Within ten (10) days after Landlord's written request Tenant shall deliver, executed in recordable form a declaration to any person designed by Landlord (a) ratifying this Lease; (b) stating the commencement and termination dates; and (c) certifying (i) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writings as shall be stated), (ii) that all conditions under this Lease to be performed by Landlord have been satisfied (stating exceptions, if any), (iii) that no defenses or offsets against the enforcement of this Lease by Landlord exist (or stating those claimed): (iv) as to advance rent, if any, paid by Tenant, (v) the date to which rent has been paid, (vi) as to the amount of security deposited with Landlord, and such other information as Landlord reasonably required Persons receiving such statements shall be entitled to rely upon them.

Section 12.2.     Attornment.

         Tenant shall, in the event of a sale or assignment of Landlord's interest in the Premises or the building in which the Premises is located or this Lease or the Total Tract, or if the Premises or such building comes into the hands of a mortgagee, ground lessor or any other person whether because of a mortgage foreclosure, exercise of a power of sale under a mortgage, termination of the ground lease, or otherwise, attorn to the purchaser or such mortgagee or other person and recognize the same as Landlord hereunder. Provided Landlord is not in material default of this Lease beyond any applicable grace period, Tenant shall execute, at Landlord's request, any attornment agreement required by an mortgagee, ground lessor or other such person to be executed, containing such provisions as such mortgagee, ground lessor or other person requires.


Section 12.3.     Subordination.

         A. Mortgage. This Lease shall be secondary, junior and inferior at all times to the lien of any mortgage and to the lien of any deed of trust or other method of financing or refinancing (hereinafter collectively referred to as "mortgage") now or hereafter existing against all or a part of the Total Tract, and to all renewals, modifications, replacements, consolidations and extensions thereof, and Tenant shall execute and deliver all documents requested by any mortgagee or security holder to effect such subordination. If Tenant fails to execute and deliver any such document requested by a mortgagee or security holder to effect such subordination, Landlord is hereby authorized to execute such documents and take such other steps as are necessary to effect such subordination on behalf of Tenant as Tenant's duly authorized irrevocable agent and attorney-in-fact.

         B. Construction, Operation and Reciprocal Easement Agreements. This Lease is subject and subordinate to one (1) or more construction, operation, reciprocal easement or similar agreements (hereinafter referred to as "Operating Agreements") entered into or hereafter to be entered into between Landlord and other owners or lessees of real estate (including but not limited to owners and operators of department stores) within or near the Center (which Operating Agreements have been or will be recorded in the official records of the County wherein the Center is located) and to any and all easements and easement agreements which may be or have been entered into with or granted to any persons heretofore or hereafter, whether such persons are located within or upon the Center or not, and Tenant shall execute such instruments as Landlord requests to evidence such subordination.

Section 12.4.     Failure to Execute Instruments.

         Tenant's failure to execute instruments or certificates provided for in this Article XII within fifteen (15) days after the mailing by Landlord of a written request shall be a default under this Lease.

                                  ARTICLE XIII

                     ASSIGNMENT, SUBLETTING AND CONCESSIONS


Section 13.1.     Consent Required.

         Tenant shall not sell, assign, mortgage, pledge or in any manner transfer this Lease or any interest therein, nor sublet all or any part of the Premises, nor license concessions nor lease departments therein, without Landlord's prior written consent in each instance. Consent by Landlord to any assignment or subletting shall not waive the necessity for consent to any subsequent assignment or subletting. This prohibition shall include a prohibition against any subletting or assignment by operation of law. I this Lease is assigned or the Premises or any part sublet or occupied by anybody other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant and apply the same to the rent herein reserved, but no such assignment, subletting, occupancy or collection of rent shall be deemed a waiver of any restrictive covenant contained in this Section 13.1 or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance by Tenant of any covenants on the part of Tenant herein contained. Any assignment (a) as to which Landlord has consented; or (b) which is required by reason of a final order of a court of competent jurisdiction; or (c) which is made by reason of and in accordance with the provisions of any law or statute, including, without limitation, the laws governing bankruptcy, insolvency or receivership shall be subject to all terms and conditions of this Lease, and shall not be effective or deemed valid unless, at the time of such assignment:

         1. Each assignee or sublessee shall agree, in a written agreement satisfactory to Landlord, to assume and abide by all of the perms and provisions of this Lease, including those which govern the permitted uses of the Premises described in Article VIII herein; and

         2. Each assignee or sublessee has submitted a current f financial statement, audited by a certified public accountant, showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee or sublessee of Tenant's obligations hereunder; and

         3. Each assignee or sublessee has submitted, in writing, evidence satisfactory to Landlord of substantial retailing experience in shopping centers of comparable size to the Center and in the sale of merchandise and services permitted under Article VIII of this Lease; and

         4. The business reputation of each assignee or sublessee shall meet or exceed generally acceptable commercial standards; and

         5. The use of the Premises by each assignee or sublessee shall not violate, or create any potential violation of applicable laws, codes or ordinances, nor violate any other agreements affecting the Premises, Landlord or other tenants in the Center.

         6. Tenant shall pay Landlord the sum of One Thousand Dollars ($1,000.00) as reimbursement to Landlord for administrative and legal expenses incurred by Landlord in connection with any such assignment or subletting.

         In the event of any assignment of subletting as provided above, there shall be paid to Landlord, in addition to the Minimum Annual Rent and other charges due Landlord pursuant to this Lease, such additional consideration as shall be attributable to the right of use and occupancy of the Premises, whenever the same is receivable by Tenant, together with, as additional rent, the excess, if any, of the rent and other charges payable by the assignee or sublessee over the Minimum Annual Rent and other charges payable under the Lease to Landlord by Tenant pursuant to this Lease. Such additional rent shall be paid to Landlord concurrently with the payments of Minimum Annual Rent required under this Lease, and Tenant shall remain primarily liable for such payments. Notwithstanding any assignment or subletting, Tenant shall remain fully liable on this Lease and for the performance of all terms, covenants and provisions of this Lease.

         Anything contained in the foregoing provisions of this Section to the contrary notwithstanding, neither Tenant nor any other person having an interest in the possession, use, occupancy or utilization of the Premises shall enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of space in the Premises which provides for rental or other payment for such use, occupancy or utilization based, in whole or part, on the net income or profits derived by any person from the Premises leased, used, occupied, or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possessions, use, occupancy or utilization of any part of the Premises.

Section 13.2.     Change in Ownership.

         If Tenant or the guarantor of this Lease, if any, is a corporation the stock of which is not traded on any national securities exchange (as defined in the Securities Exchange Act of 1934, as amended), then the national securities exchange (as defined in the Securities Exchange Act of 1934, as amended), then the following shall constitute an assignment of this Lease for all purposes of this Article XIII: (i) the merger, consolidation or reorganization of such corporation' and/or (ii) the sale, issuance, or transfer, cumulatively or in one transaction, of any voting stock, by Tenant or the guarantor of this Lease or the stockholders of record of either as of the date of this Lease, which results in a change in the voting control of Tenant or the guarantor of this Lease, except any such transfer by inheritance or testamentary disposition. If Tenant or the guarantor of this Lease, if any, is a joint venture, partnership or other association, then for all purposes of this Article XIII, the sale, issuance or transfer, cumulatively or in one transaction, of either voting control or of a twenty-five percent (25%) interest, or the termination of any joint venture, partnership or other association, shall constitute an assignment, except any such transfer by inheritance or testamentary disposition.

                                   ARTICLE XIV

                         MARKETING FUND AND ADVERTISING

Section 14.1.     Provisions Relating to Marketing Fund.

         Landlord may, at its option, create and maintain a marketing fund (hereinafter referred to as the "Fund"), the primary purpose of which is to provide sums necessary for professional marketing services which benefit the tenants in the Center. In the event Landlord does create and maintain the Fund, Tenant agree to contribute to such Fund, beginning upon the later to occur of
(a) the Commencement  Date, or (B) the date the Fund is created,  the greater of
(a) $1.00 per square foot of Store Floor Area, or (b) $1,500.00 during each calendary year of the Lease Term (hereinafter referred to as "Fixed Contribution"), payable in equal monthly installments, in advance, on the first day of each and every month (pro rated for partial months). Landlord shall contribute an amount equal to 1/4 of the monies collected from all tenants in the Center during each calendar year, which sum may be paid in whole or in part by Landlord, at its option, by providing the services of a Marketing Director or other person or persons under Landlord's exclusive control to help organize and implement marketing programs using assets from the Fund. Any overpayment or underpayment of such amount by Landlord shall be adjusted annually. The Fixed Contribution shall be increased annually commencing with the creation of the Fund based upon the increase of the Consumer Price Index (as defined in Section
7.2 above) during the preceding twelve (12) month period. In addition, within no more than thirty (30) days after Landlord bills Tenant for the same, Tenant shall pay an initial contribution to the Fund in a sum equal to the greater of
(a) $2.00 per square foot of Store Floor Area, or (b) $2,000.00. In addition to its other obligations contained herein, Tenant agrees that it shall participate and cooperate in all special sales and promotions sponsored by the Fund. The failure of any other tenant or any department store to contribute to the Fund shall not affect Tenant's obligations hereunder.

Section 14.2.     Advertising.  INTENTIONALLY DELETED.

Section 14.3.     Media Fund

         Landlord may, at its option, create and maintain a Media Fund, the exclusive purpose of which shall be to pay all costs and expenses associated with the purchase of electronic, print or outdoor advertising for the promotion of the Center. In the event Landlord does create and maintain the Media Fund, Tenant agrees to contribute to such Fund, beginning upon the later to occur of
(a) the Commencement Date or (b) the date the Media Fund is created, a sum equal to the greater of (a) $1.00 per square foot of Store Floor Area or (b) $1,000.00, during each calendar year of the Lease Term (hereinafter referred to as "Media Fund Charge"), payable in equal monthly installments, in advance, on the first day of each and every month (pro rated for partial months).

         The Media Fund Charge shall be adjusted annually by a percentage equal to the percentage increase or decrease in the electronic, print and outdoor advertising rates of the media used for advertising and promotions in the preceding calendar year in the media market in which the Center is located, provided, however that said charge shall not be less than originally set forth herein. Within ninety (90) days following the close of each calendar year, Landlord shall furnish Tenant a statement for the preceding calendar year showing the amounts expended by Landlord for media advertising. Tenant hereby authorizes Landlord to use Tenant's trade name and a brief description of Tenant's business in connection with any media advertising purchased pursuant to this Section.

                                   ARTICLE XV

                                SECURITY DEPOSIT


Section 15.1      Amount of Deposit.  INTENTIONALLY DELETED.

                                   ARTICLE XVI

                             DAMAGE AND DESTRUCTION

                  If the Premises are hereafter damaged or destroyed or rendered partially untenantable for their accustomed use by fire or other casualty insured under the coverage which Landlord is obligated to carry pursuant to
Section 11.1 hereof, Landlord shall promptly repair the same to substantially the condition which they were in immediately prior to the happening of such casualty (excluding stock in trade, fixtures, furniture, furnishings, carpeting, floor covering, wall covering, drapes, ceiling and equipment), and from the date of such casualty until the Premises are so repaired and restored, the Minimum Monthly Rent payments payable hereunder shall abate in such proportion as the part of said Premises thus destroyed or rendered untenantable bears to the total Premises; provided, however, that Landlord shall not be obligated to repair and restore if such casualty is not covered by the insurance which Landlord is obligated to carry pursuant to Section 11.1 hereof or is caused directly or indirectly by the negligence of Tenant, its agents, employees and invitees and no portion of the Minimum Monthly Rent and other payments payable hereunder shall abate, and provided, further, that Landlord shall not be obligated to expend for any repair or restoration an amount mount in excess of the insurance proceeds recovered by Landlord therefor, and provided, further, that if the Premises be damaged, destroyed or rendered untenantable for their accustomed uses by fire or other casualty to the extent of more than fifty percent (50%) of the cost to replace the Premises during the last three (3) years of the Lease Term, then Landlord or Tenant shall have the right to terminate this Lease effective as of the date of such casualty by giving to the other party, within sixty (60) days after the happening of such casualty, written notice of such termination. If such notice be given, this Lease shall terminate and Landlord shall promptly repay to Tenant any rent theretofore paid in advance which was not earned at the date of such casualty. Any time that Landlord repairs or restores the Premises after damage or destruction, then Tenant shall promptly repair or replace its stock in trade, fixtures, furnishings, furniture, carpeting, wall covering, floor covering, drapes, ceiling and equipment to the same condition as they were in immediately prior to the casualty, and if Tenant has closed its business, Tenant shall promptly reopen for business upon the completion of such repairs.

         Notwithstanding anything to the contrary set forth herein, in the event all or any portion of the Center shall be damaged or destroyed by fire or other cause (notwithstanding that the Premises may be unaffected thereby), to the extent the cost of restoration thereof would exceed fifteen percent (15%) of the amount it would have cost to replace the Center in its entirety at the time such damage or destruction occurred, then Landlord may terminate this Lease by giving Tenant thirty (30) days prior notice of Landlord's election to do so, which notice shall be given, if at all, within ninety (90) days following the date of such occurrence. In the event all or any portion of the Center shall be damaged or destroyed by fire or other cause (notwithstanding that the Premises may be unaffected thereby), to the extent that the cost of restoration thereof would exceed thirty-five (35%) of the amount it would have cost to replace the Center in its entirety at the time such damage or destruction occurred, then Tenant may terminate this Lease by giving Landlord thirty (30) days prior written notice of Tenant's election to do so, which notice shall be given, if at all, within ninety (90) days following the date of such occurrence. In the event of the termination of this Lease as aforesaid, this Lease shall cease thirty (30) days after such notice is given, and the rent and other charges hereunder shall be adjusted as of that date.

         Notwithstanding anything here in this Article XVI which may be to the contrary, in the event Landlord fails to commence its repair obligations to the Premises within ninety (90) days of the date of such casualty and complete such repairs promptly and diligently after commencing the same or if such casualty is not covered, in whole or in part, by the insurance which Landlord is obligated to carry and Landlord elects not to repair and restore the Premises as a result of the lack of such insurance proceeds, then Tenant may terminate this Lease by giving Landlord thirty (30) days prior written notice of Tenant's election to do so, which notice shall be given, if at all, prior to the completion of Landlord's repair and restoration work in the Premises. In the event of Tenant's termination of this Lease as aforesaid, this Lease shall cease thirty (3) days after such notice is given, and the rent and other charges hereunder shall be adjusted as of the date of such casualty.

                                  ARTICLE XVII

                                 EMINENT DOMAIN

Section 17.1.     Condemnation.

         If ten percent (10%) or more of the Store Floor Area or fifteen percent (15%) or more of the Center shall be acquired or condemned by right of eminent domain for any public or quasi public use or purpose, or if an Operating Agreement is terminated as a result of such an acquisition or condemnation, then Landlord at its election may terminate this Lease by giving notice to Tenant of its election, and in such event rentals shall be apportioned and adjusted as of the date of termination. If twenty-five percent (25%) or more of the Store Floor Area or thirty-five percent (35%) or more of the Center shall be acquired or condemned by right of eminent domain for any public or quasi public use or purpose, or if an Operating Agreement is terminated as a result of such an acquisition or condemnation, then Tenant at its election may terminate this Lease by giving notice to Landlord of its election, and in such event rentals shall be apportioned and adjusted as of the date of termination. If the Lease shall not be terminated as aforesaid, then it shall continue in full force and effect, and Landlord shall within a reasonable time after possession is physically taken (subject to delays due to shortage of labor, materials or equipment, labor difficulties, breakdown of equipment, government restrictions, fires, other casualties or other causes beyond the reasonable control of Landlord) repair or rebuild what remains of the Premises for Tenant's occupancy; and a just proportion of the Minimum Annual Rent shall be abated, according to the nature and extent of the injury to the Premises until such repairs and rebuilding are completed, and thereafter for the balance of the Lease Term.

Section 17.2.     Damages.

         Landlord reserves, and Tenant assigns to Landlord, all rights to damages on account of any taking or condemnation or any act of any public or quasi public authority for which damages are payable. Tenant shall execute such instruments of assignment as Landlord requires, join with Landlord in any action for the recovery of damages, if requested by Landlord, and turn over to Landlord any damages recovered in any proceeding. If Tenant fails to execute instruments required by Landlord, or undertake such other steps as requested, Landlord shall be deemed the duly authorized irrevocable agent and attorney-in-fact of Tenant to execute such instruments and undertake such steps on behalf of Tenant. However, Landlord does not reserve any damages payable for trade fixtures installed by Tenant at its own cost which are not part of the realty or for moving expenses of interruption in Tenant's business provided such claim is made against the condemning authority and not against the Landlord or Landlord's mortgagee and provided further any award made to Landlord or Landlord's mortgagee is not thereby diminished.

                                  ARTICLE XVIII

                                DEFAULT BY TENANT

Section 18.1.     Right to Re-Enter.

         The following shall be considered for all purposes to be defaults under and breaches of this Lease: (a) any failure of Tenant to pay any rent or other amount when Due hereunder; (b) any failure by Tenant to perform or observe any other of the terms, provisions, conditions and covenants of this Lease for more then ten (10) days after written notice of such failure or such longer period of time as may be reasonable required to cure or correct the same provided Tenant has commenced to cure or correct such breach or default with such ten (10) day period and is diligently pursuing such action to completion; (c) a determination by Landlord that Tenant has submitted any false report required to be furnished hereunder; (d) anything done by Tenant upon or in connection with the Premises or the construction of any part thereof which directly or indirectly interferes in any way with, or results in a work stoppage in connection with, construction of any part of the Center or any other tenant's space and Tenant shall immediately, upon oral or written direction from Landlord or Landlord's authorized representative, take such action as Landlord shall specify in order to promptly prevent, avoid or terminate such interference or work stoppage (or the threat thereof) in connection with construction of any part of the Center or any other tenant's space; (e) the bankruptcy or insolvency of Tenant or the filing by or against Tenant of a petition in bankruptcy or for reorganization or arrangement or for the appointment of a receiver or trustee of all or a portion of Tenant's property, or Tenant's assignment for the benefit of credits; (f) if Tenant abandons or vacates or does not do business in the Premises when required to do so under this Lease, or (g) this Lease or Tenant's interest herein or in the Premises of any improvements thereon or any property of Tenant are executed upon or attached; or (h) the Premises come into the hands of any person other than expressly permitted under this Lease (i) repetition or continuation of any failure to pay rent or other sums due hereunder where such failure shall continue or be repeated for two consecutive months or a total of four months in any period of twelve consecutive months. In any such event, and without grace period, demand or notice (the same being hereby waived by Tenant), Landlord, in addition to all other rights or remedies it may have, shall have the right thereupon or at any time thereafter to terminate this Lease by giving notice to Tenant stating the date upon which such termination shall be effective, and shall have the right, either before or after any such termination, to re-enter and take possession of the Premises, remove all persons and property from the Premises, store such property at Tenant's expense, and sell such property if necessary to satisfy any deficiency in payments by Tenant as required hereunder, all with notice and resort to legal process but without being deemed guilty of trespass or constructive eviction or becoming liable for any loss or damage occasioned thereby. Nothing herein shall be construed to require Landlord to give any notice before exercising any of its rights and remedies provided for in
Section 3.4 of this Lease.

Section 18.2.     Right to Relet.

         If Landlord re-enters the Premises as above provided, or if it takes possession pursuant to legal proceedings or otherwise, it may either terminate this Lease or it may, from time to time, without terminating this Lease make such alterations and repairs as it deems advisable to relet the Premises and relet the Premises or any part thereof for such term or terms (which may extend beyond the Lease Term) and at such rentals and upon such other terms and conditions as Landlord in its sole discretion deems advisable;upon each such reletting all rentals received by Landlord therefrom shall be applied, first, to any indebtedness other than rent due hereunder from Tenant to Landlord; second, to pay any costs and expenses of reletting, including without limitation, brokers and attorneys' fees and costs of advertising, alteration and repairs; third, to rent due hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future rent as it becomes due hereunder.

         If rentals received from such reletting during any month are less than that to be paid during that month by Tenant hereunder, Tenant shall immediately pay any such deficiency to Landlord, No re-entry or taking possession of the Premises by Landlord shall be construed as an election to terminate this Lease unless a written notice of such termination is given by Landlord.

         Notwithstanding any such reletting without termination, Landlord may at any time thereafter terminate this Lease for any prior breach or default. If Landlord terminates this Lease for any breach, or otherwise takes any action on account of Tenant's breach or default hereunder, in addition to any other remedies it may have, it may recover from Tenant all damages incurred by reason of such breach or default, including attorneys' fees at the trial and appellate levels, all costs of retaking the Premises and including the excess, if any, of the total rent and charges reserved in this Lease for the remainder of the Lease Term over the then reasonable rental value of the Premises for the remainder of the Lease Term, all of which shall be immediately due and payable by Tenant to Landlord, In determining the rent payable by Tenant hereunder subsequent to default, the Minimum Annual Rent for each year of the unexpired portion of the Lease Term shall equal the average Minimum Annual and Percentage Rents which Tenant was obligated to pay from the commencement of the Lease Term to the time of default, or during the preceding three (3) full calendar years, whichever period is shorter.

Section 18.3.     Counterclaim.

         If Landlord commences any proceedings for non-payment of rent (Minimum Annual Rent, Percentage Rent or additional rent), Tenant will not interpose any counterclaim of any nature or description in such proceedings. This shall not, however, be construed as a waiver of Tenant's right to assert such claims in a separate action brought by Tenant. The covenants to pay rent and other amounts hereunder are independent covenants and Tenant shall have no right to hold back, offset or fail to pay any such amounts for default by Landlord or any other reason whatsoever, it being understood and acknowledged by Tenant that Tenant's only recourse is to seek an independent action against Landlord.

Section 18.4.     Waiver of Rights of Redemption.

         To the extent permitted by law, Tenant waives any and all rights of redemption granted by or under any present or future laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the Premises due to Tenant's default hereunder or otherwise.

Section 18.5.     Waiver of Trial by Jury.

         To the extent permitted by applicable law, Tenant hereby waives trial by jury in any summary action or proceedings brought by Landlord against Tenant for the non-payment of rent.



Section 18.6.     Bankruptcy.

         A. Assumption of Lease. In the event Tenant shall become a Debtor under Chapter 7 of the Bankruptcy Code ("Code") or a petition for reorganization or adjustment of debts is filed concerning Tenant under Chapters 11 or 13 of the Code, or a proceeding is filed under Chapter 7 and is transferred to Chapters 11 or 13, the Trustee or Tenant, as Debtor and as Debtor-In-Possession, may not elect to assume this Lease unless, at the time of such assumption, the Trustee or Tenant has:

         1. Cured or provided Landlord "Adequate Assurance" (as defined below) that:

             (a) Within ten (10) days from the date of such assumption the Trustee or Tenant will cure all monetary defaults under this Lease and compensate Landlord for any actual pecuniary loss resulting from any existing default, including without limitation, Landlord's reasonable costs, expenses, accrued interest as set forth in Section 4.2 of the Lease, and attorneys' fees incurred as a result of the default;

             (b) Within thirty (30) days from the date of such assumption the Trustee or Tenant will cure all non- monetary defaults under this Lease; and

             (c) The assumption will be subject to all of the provisions of this Lease.

         2. For purposes of this Section 18.6, Landlord and Tenant acknowledge that, in the context of a bankruptcy proceeding of Tenant, at a minimum "Adequate Assurance" shall mean:

             (a) The Trustee of Tenant has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the Trustee or Tenant will have sufficient funds to fulfill the obligations of Tenant under this Lease, and to keep the Premises stocked with merchandise and properly staffed with sufficient employees to conduct a fully-operational, actively promoted business in the Premises; and

             (b) The Bankruptcy Court shall have entered an Order segregating sufficient cash payable to Landlord and/or the Trustee or Tenant shall have granted a valid and perfected first lien and security interest and/or mortgage in property of Trustee of Tenant acceptable as to value and kind to Landlord, to secure to Landlord the obligation of the Trustee or Tenant to cure the monetary and/or non-monetary defaults under this Lease within the time periods set forth above; and

             (c) The Trustee or Tenant at the very least shall deposit a sum, in addition to the Security Deposit, equal to one (1) month's rent to be held by Landlord (without any allowance for interest thereon) to secure Tenant's future performance under the Lease.


         B. Assignment of Lease. If the Trustee or Tenant has assumed the Lease pursuant to the provisions of the Section 18.6 for the purpose of assigning Tenant's interest hereunder to any other person or entity, such interest may be assigned only after the Trustee, Tenant or the proposed assignee have complied with all of the terms, covenants and conditions of Section 13.1 herein, including, without limitation, those with respect to additional rent and the use of the Premises only as permitted in Article VIII herein; Landlord and Tenant acknowledging that such terms, covenants and conditions are commercially reasonable in the context of a bankruptcy proceeding of Tenant. Any person or entity to which this Lease is assigned pursuant to the provisions of the Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon request execute and deliver to Landlord an instrument confirming such assignment.

         C. Adequate Protection. Upon the filing of a petition by or against Tenant under the Code, Tenant, as Debtor and as Debtor-in-Possession, and any Trustee who may be appointed agree to adequately protect Landlord as follows:

         (1) To perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by Order of the Bankruptcy Court; and

         (2) To pay all monetary obligations required under this Lease, including without limitation, the payment of Minimum Monthly Rent, and such other additional rent charges payable hereunder which is c considered reasonable compensation for the use and occupancy of the Premises; and

         (3) Provide Landlord a minimum 30 days prior written notice, unless a shorter period is agreed to in writing by the parties, of any proceeding relating to any assumption of this Lease or any intent to abandon the Premises, which abandonment shall be deemed a rejection of this Lease; and

         (4) To perform to the benefit of Landlord otherwise required under the Code.

         The failure of Tenant to comply with the above shall result in an automatic rejection of this Lease.

         D. Accumulative Rights. The rights, remedies and liabilities of Landlord and Tenant set forth in this Section 18.6 shall be in addition to those which may now or hereafter be accorded, or imposed upon, Landlord and Tenant by the Code.

                                   ARTICLE XIX

                               DEFAULT BY LANDLORD

Section 19.1      Default Defined, Notice.

         Landlord shall in no event be charged with default in any of its obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days (or such additional time as is reasonably required to correct any such default) after written notice as set forth in Section 24.7 to Landlord by Tenant, specifically describing such failure.

Section 19.2.     Notice to First Mortgagee.

         If the holder of the first mortgage covering the Premises shall have given written notice to Tenant of the address to which notices to such holder are to be sent, Tenant shall give such holder written notice simultaneously with any notice given to Landlord of any default of Landlord, and if Landlord fails to cure any default asserted in said notice within the time provided above, Tenant shall notify such holder in writing of the failure to cure, and said holder shall have the right but not the obligation, within thirty (30) days after receipt of such second notice, to cure such default before Tenant may take any action by reason of such default.

                                   ARTICLE XX

                                TENANT'S PROPERTY

Section 20.1.     Taxes on Leasehold.

         Tenant shall be responsible for and shall pay before delinquent all municipal, county, federal or state taxes whether enacted now or in the future coming due during or after the Lease Term against Tenant's interest in this Lease or against personal property of any kind owned or placed in, upon or about the Premises by Tenant.

Section 20.2.     Assets of Tenant.  INTENTIONALLY DELETED.


                                   ARTICLE XXI

                               ACCESS BY LANDLORD

Section 21.1.     Right of Entry.

         Landlord, its agents and employees shall have the right to enter the Premises from time to time at reasonable times to examine the same, show them to prospective purchasers and other persons, and make such repairs, alterations, improvements or additions as Landlord deems desirable without Tenant's consent, which consent shall not be unreasonably withheld. Rent shall not abate while any such repairs, alterations, improvements, or additions are being made. During the last six (6) months of the Lease Term, Landlord may exhibit the Premises to prospective tenants and maintain upon the Premises notices deemed advisable by Landlord, In addition, during any apparent emergency, Landlord or its agents may enter the Premises forcibly without liability therefore and without in any
manner  affecting  Tenant's  obligations  under  this  Lease.   Nothing  herein
contained, however, shall be deemed to impose upon Landlord any obligation, responsibility or liability whatsoever, for any care, maintenance or repair except as otherwise herein expressly provided.

                                  ARTICLE XXII

                            HOLDING OVER, SUCCESSORS

Section 22.1.     Holding Over.

         If Tenant holds over or occupies the Premises beyond the Lease Term (it being agreed there shall be no such holding over or occupancy without Landlord's written consent), Tenant shall pay Landlord for each day of such holding over a sum equal to the greater of (a) twice the Minimum Monthly Rent prorated for the number of days of such holding over, or (b) Minimum Annual Rent plus Percentage Rent prorated for the number of days of such holding over, plus, whichever of
(a) or (b) is applicable, a prorata portion of all other amounts which Tenant would have been required to pay hereunder had this Lease been in effect. If Tenant holds over with or without Landlord's written consent Tenant shall occupy the Premises on a tenancy at sufferance but all other terms and provisions of this Lease shall be applicable to such period.

Section 22.2.     Successors.

         All rights and liabilities herein given to or imposed upon the respective parties hereto shall bind and inure to the several respective heirs, successors, administrators, executors and assigns of the parties and if Tenant is more than one (1) person, they shall be bound jointly and severally by this Lease except that no rights shall inure to the benefit of any assignee or subtenant of Tenant unless the assignment or sublease was approved by Landlord in writing as provided in Section 13.1 hereof. Landlord, at any time and from time to time, may make an assignment of its interest in this Lease and, in the event of such assignment, Landlord and its successors and assigns (other than the assignee of Landlord's interest in this Lease) shall be released from any and all liability thereafter accruing hereunder.

                                  ARTICLE XXIII

                                 QUIET ENJOYMENT

Section 23.1.     Landlord's Covenant.

         If Tenant pays the rents and other amounts herein provided, observes and performs all the covenants, terms and conditions hereof, Tenant shall peaceably and quietly hold and enjoy the Premises for the Lease Term without interruption by Landlord or any person or persons claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease.

                                  ARTICLE XXIV

                                  MISCELLANEOUS

Section 24.1.     Waiver.

         No waiver by Landlord or Tenant of any breach of any term, covenant or condition hereof shall be deemed a waiver of the same or any subsequent breach of the same or any other term, covenant or condition. The acceptance of rent by Landlord shall not be deemed a waiver of any earlier breach by Tenant of any term, covenant or condition hereof, regardless of Landlord's knowledge of such breach when such rent is accepted. No covenant, term or condition of this Lease shall be deemed waived by Landlord or Tenant unless waived in writing.

Section 24.2.     Accord and Satisfaction.

         Landlord is entitled to accept, receive and cash or deposit any payment made by Tenant for any reason or purpose or in any amount whatsoever, and apply the same at Landlord's option to any obligation of Tenant and the same shall not constitute payment of any amount owed except that to which Landlord has applied the same. No endorsement or statement on any check or letter of Tenant shall be deemed an accord and satisfaction or otherwise recognized for any purpose whatsoever. The acceptance of any such check or payment shall be without prejudice to Landlord's right to recover any and all amounts owed by Tenant hereunder and Landlord's right to pursue any other available remedy.

Section 24.3.     Entire Agreement.

         There are no representations, covenants, warranties, promises, agreements, condition or undertakings, oral or written, between Landlord and Tenant other than herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless in writing, signed by them and approved by Landlord's mortgagee.

Section 24.4.     No Partnership.

         Landlord does not, in any way or for any purpose, become a partner, employer, principal, master, agent or joint venture of or with Tenant.

Section 24.5.     Force Majeure.

         If either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure material, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under this Lease, the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. Notwithstanding the foregoing, the provisions of this Section 24.5 shall at no time operate to excuse Tenant from the obligation to open for business on the Commencement Date, except in the event of an industry wide strike, nor any obligations for payment of Minimum Annual Rent, Percentage Rent, additional rent or any other payments required by the terms of this Lease when the same are due, and all such amounts shall be paid when due.

Section 24.6.     Submission of Lease.

         Submission of this Lease to Tenant does not constitute an offer to lease; this Lease shall become effective only upon execution and delivery thereof by Landlord and Tenant. Upon execution of this Lease by Tenant, Landlord is granted an irrevocable option for sixty (60) days to execute this Lease within said period and thereafter return a fully executed copy to Tenant. The effective date of this Lease shall be the date filled in on Page 1 hereof by Landlord, which shall be the date of execution by the last of the parties to execute the Lease.

Section 24.7.     Notices.

         All notices from Tenant to Landlord required or permitted by any provision of this agreement shall be directed to Landlord as follows:

                           MALL OF AMERICA COMPANY
                  c/o      M.S. Management Associates Inc.
                           One Merchants Plaza
                           P.O. Box 7033
                           Indianapolis, Indiana 46207

         Prior to the Commencement Date such notices shall only be effective if given to Landlord at the address shown above and to Landlord at the address shown below:

                           MALL OF AMERICA COMPANY
                  c/o      M.S. Management Associates Inc.
                           Construction Department
                           One Merchants Plaza
                           P.O. Box 7033
                           Indianapolis, Indiana 46207

         All notices from Landlord to Tenant required or permitted hereunder shall be directed as follows, namely:

                           The Alamo Grill, Inc.
                           10971 Four Seasons Place
                           Suite 218
                           Crown Point, Indiana  46307

         All notices to be given hereunder by either party shall be written and sent by registered or certified mail, return receipt requested, postage pre-paid or by an express mail delivery service, addressed to the party intended to be notified at the address set forth above. Either party may, at any time, or from time to time, notify the other in writing of a substitute address for that above set forth, and thereafter notices shall be directed to such substitute address. Notice given as aforesaid shall be sufficient service thereof and shall be deemed given as of the date received, as evidenced by the return receipt of the registered or certified mail or the express mail delivery receipt, as the case may be. A duplicate copy of all notices from Tenant shall be sent to any mortgagee as provided for in Section 19.2.

Section 24.8.     Captions and Section Numbers.

         This Lease shall be construed without reference to titles of Article and Sections, which are inserted only for convenience of reference.

Section 24.9.     Number and Gender.

         The use herein of a singular term shall include the plural and use of the masculine, feminine or neuter genders shall include all others.

Section 24.10.    Objection to Statements. INTENTIONALLY DELETED

Section 24.11.    Representation by Corporate Tenant.

         If Tenant is or will be a corporation, the persons executing this Lease on behalf of Tenant hereby covenant and warrant that Tenant is a duly qualified corporation authorized to do business in the State of Minnesota, that all franchise and corporate taxes have been paid to date and all future forms, reports, fees and other documents necessary to comply with applicable laws will be filed when due, and the person signing this Lease on behalf of the corporation is an officer of Tenant, and is duly authorized to sign and execute this Lease.

Section 24.12.    Joint and Several Liability.

         If Tenant is a partnership or other business organization the members of which are subject to personal liability, the liability of each such member shall be deemed to be joint and several.

Section 24.13.    Limitation of Liability.

         Anything to the contrary herein contained, notwithstanding, there shall be absolutely no personal liability on persons, firms or entities who constitute Landlord with respect to any of the terms, covenants, conditions and provision of this Lease, and Tenant shall, subject to the rights of any first mortgagee, look solely to the interest of Landlord, its successors and assigns, in Landlord's Tract for the satisfaction of each and every remedy of Tenant in the event of default by Landlord hereunder; such exculpation of personal liability is absolute and without any exception whatsoever.

Section 24.14.    Broker's Commission.

         Each party represents and warrants that it has caused or incurred no claims for brokerage commissions or finder's fees in connection with the execution of this Lease, and each party shall indemnify and hold the other harmless against and from all liabilities arising from any such claims caused or incurred by it (including without limitation, the cost of attorneys' fees in connection therewith).

Section 24.15.    Partial Invalidity.

         If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

Section 24.16.    Recording.

         The parties agree not to place this Lease of record but each party shall, at the request of the other, execute and acknowledge so that the same may be recorded a Short Form Lease or Memorandum of Lease, indicating the Lease Term, but omitting rent and other terms and an Agreement specifying the date of commencement and termination of the Lease Term; provided, however, that the failure to record said Short Form Lease, Memorandum of Lease or Agreement shall not affect or impair the validity and effectiveness of this Lease. Tenant shall pay all costs, taxes, fees and other expenses in connection with or prerequisite to recording.

Section 24.17.    Applicable Law.

         This Lease shall be construed under the laws of the State of Minnesota.

Section 24.18.    Mortgagee's Approval.

         If any mortgagee of the Center requires any modification of the terms and provisions of this Lease as a condition to such financing as Landlord may desire, then Landlord shall have the right to cancel this Lease if Tenant fails or refuses to approve and execute such modification(s) within thirty (30) days after Landlord's request therefor, provided said request is made at least thirty
(30) days prior to delivery of possession. Upon such cancellation by Landlord, this Lease shall be null and void and neither party shall have any liability either for damages or otherwise to the other by reason of such cancellation. In no event, however, shall Tenant be required to agree, and Landlord shall not have any right of cancellation. In no event, however, shall Tenant be required to agree, and Landlord shall not have any right of cancellation for Tenant's refusal to agree, to any modification of the provisions of this Lease relating to: the amount of rent or other charges reserved herein; the size and/or location of the Premises; the duration and/or Commencement Date of the Lease Term; or reducing the improvements to be made by Landlord to the Premises prior to delivery of possession.


Section 24.19.    Reservation of Air Rights.

         There has been no representation or warranty by the Landlord and Tenant acknowledges that there is no inducement or reliance to lease the Premises on the basis that the existing access to light, air and views from the Premises would continue unabated. Tenant acknowledges and understands that it shall have no rights to the airspace above the Retail Space and those rights shall be the sole property of Landlord.

Section 24.20.    Landlord's Contribution Toward Tenant's Work.

         Landlord agrees that it shall, in accordance with the following provisions, pay to Tenant as Landlord's Contribution toward Tenant's Work a sum equal to $105.00 per square foot of Store Floor Area and no more. Landlord's Contribution shall be used only for alterations, improvements, fixtures and equipment that become part of or attached or affixed to the Premises including trade fixtures, furniture and furnishings or other personal property.

         Within ten (10) days prior to the date Tenant commences Tenant's Work in the Premises, and in any event prior to requesting payment hereunder, Tenant shall deliver to Landlord a schedule of values in a form acceptable to Landlord, consisting of a complete and accurate list of all contractors, subcontractors, materialmen, suppliers or other persons who will furnish work, labor, materials, equipment or supplies in connection with Tenant's Work, showing quantities and the dollar amounts of Tenant's or its general contractor's contract with said parties in connection with Tenant's Work, which amounts shall represent Tenant's costs figures upon which the cost of Tenant's Work is based. Such schedule of values shall be updated by Tenant with each Application for Payment.

         Based upon standard AIA Contractor's Application for Payment forms (herein "Application for Payment") submitted by Tenant to Landlord, the Landlord shall make progress payments on account of the Landlord's Contribution as follows: Once Tenant completes approximately one-fourth (1/4) of Tenant's Work, Tenant shall submit to Landlord an itemized written Application for Payment supported by Tenant and general contractor affidavits, releases and waivers of liens, and a certificate from Tenant's architect or general contractor as to the percentage of completion of Tenant's Work, and that bills for such labor and materials have been paid (subject to hold-back for deficiencies). Once the aforesaid documentation has been received by Landlord by the tenth (10th) day of a month, Landlord shall pay Tenant by the fifteenth (15th) day of the following month one-fourth (1/4) of the total Landlord's contribution less a ten percent (10%) retainage. Once Tenant completes approximately one-half (1/2) of Tenant's Work, Tenant shall submit to Landlord a second Application for Payment in the form, and supported by the same documentation, described above. Once the aforesaid documentation has been received by Landlord by the tenth (10th) day of a month, Landlord shall pay Tenant by the fifteenth (15th) day of the following month an amount which, when added to the prior disbursement, equals one-half (1/2) of Landlord's contribution less a ten percent (10%) retainage. Once Tenant completes approximately three-fourths (3/4's) of Tenant's Work, Tenant shall submit to Landlord a third Application for Payment in the form, and supported by the same documentation, described above. Once the aforesaid documentation has been received by Landlord by the tenth (10th) day of a month, Landlord shall pay Tenant by the fifteenth (15th) day of the following month an amount which, when added to the prior disbursement, equals three-fourths (3/4's) of Landlord's contribution less a ten percent (10%) retainage. Once Tenant completes the final one-fourth (1/4) of Tenant's Work, Tenant shall submit to Landlord a fourth Application for Payment in the form, and supported by the same documentation, described above. Once the aforesaid documentation has been received by Landlord by the tenth (10th) day of a month, Landlord shall pay Tenant by the fifteenth
(15th) day of the following month an amount which, when added to the prior disbursement, equals the final one-fourth (1/4) of Landlord's contribution less a ten percent (10%) retainage. Landlord's obligation to make such payments and Tenant's right to receive such payment shall be subject to Landlord's right to withhold payment on account of (1) the filing of any claims or liens on account of Tenant's Work or (2) failure of Tenant to make payments properly to its subcontractors for labor, materials, or equipment.

         When Tenant has completed all of Tenant's Work in substantial accordance with Exhibit "C" and the Design Criteria by the Required Completion Date, and furnishes evidence reasonably satisfactory to Landlord of such completion and that all of Tenant's Work has been paid for in full (subject to hold-backs for deficiencies) and no liens have attached or may attach as the result thereof, as evidenced by affidavits, lien releases and final lien waivers, and no default in, breach of, or failure to perform, this Lease exists and Tenant has opened it store for business, Landlord shall pay to Tenant the remainder of Landlord's contribution not otherwise paid to Tenant by the terms hereof.

         Not withstanding anything to the contrary herein contained, if at any time and from time to time, during the course of Tenant's Work, Landlord shall determine, in good faith, that Tenant or Tenant's general contractor is not promptly and properly paying all or any of the bills for work, labor, materials, equipment and services used in connection with Tenant's Work, Landlord may, but shall not be obligated or required to, make direct payment of any part or all of such bills on behalf of Tenant or Tenant's general contractor, not to exceed the Landlord's Contribution, or payment by joint check to Tenant, Tenant's general contractor, not to exceed the Landlord's Contribution, or payment by joint check to Tenant, Tenant's general contractor and any subcontractor, materialmen or supplier, charging all such direct or joint payments for labor, materials, equipment and services against the Landlord's Contribution and the monthly progress payments provided for herein.

Section 24.21.    Parties to Have No Liability if Shopping Center Not Opened.

         If the Shopping Center is not open by August 31, 1993, this Lease shall thereupon cease and terminate and the parties shall be released and discharged from any and all liability hereunder. Provided, however, if this Lease shall cease and terminate pursuant to this Section 24.21, Landlord agrees that it shall reimburse Tenant for Tenant's reasonable and documented out-of-pocket expenses incurred by Tenant in performing Tenant's Work in the Premises.

Section 24.22.    Unrelated Business Income.

         A. Landlord shall have the right at any time and from time to time to unilaterally amend the provisions of this Lease, if Landlord is advised by its counsel that all or any portion of the monies paid by Tenant to Landlord hereunder are, or may be deemed to be, unrelated business income within the meaning of the United States Internal Revenue Code or regulations issued thereunder, and Tenant agrees that it will execute all documents or instruments necessary to effect such amendment or amendments, provided that no such amendment shall result in Tenant having to pay in the aggregate more money on account of its occupancy of the Premises under the terms of this Lease, as so amended, and provided further that no such amendment shall result in Tenant receiving fewer services or services of a lesser quality than it is presently entitled to receive under this Lease.

         B. Any services which Landlord is required to furnish pursuant to the provisions of this Lease may, at Landlord's option, be furnished from time to time, in whole or in part, by employees of Landlord or the managing agent of the Project or its employees or by one or more thirds persons hired by Landlord or the managing agent of the Project. Tenant agrees that upon Landlord's written request it will enter into direct agreements with the managing agent of the Project or other parties designated by Landlord for the furnishing of any such services required to be furnished by Landlord hereunder, in form and content approved by Landlord, provided however that no such contract shall result in Tenant having to pay in the aggregate more money on account of its occupancy of the Premises under the terms of this Lease and provided further that no such contract shall result in Tenant receiving fewer services or services of a lesser quality than it is presently entitled to receive under this Lease.

Section 24.23.    Special Construction Provision; Waiver of
                           Construction Chargebacks.

         Notwithstanding anything herein in this Lease, any exhibits attached hereto or any other documents incorporated herein, Tenant shall not be required to pay or reimburse Landlord for any work performed by Landlord at Tenant's expense (commonly referred to as "Construction Chargebacks") and Landlord hereby waives all Construction Chargebacks therefor except for the following: (i) temporary utility services and facilities, including, but not limited to, service elevators used by Tenant or Tenant's contractor during Tenant's construction and merchandising period which charge for such temporary utilities and services shall be equal to One Dollar and no/100 ($1.00) per square foot of Store Floor Area; (ii) removal of construction and/or merchandising rubbish and debris resulting from Tenant's Work and/or merchandising in the Premises in the event Tenant or Tenant's contractor fails to remove the same and Landlord removes such construction and/or merchandising rubbish on Tenant's behalf; (iii) a temporary storefront or barricade if Tenant fails to open for business in the Premises on the Grand Opening Date for the Center and Landlord installs such temporary storefront or barricade therein, the charge therefor to Tenant not exceed Thirty Dollars and no/100 ($30.00) per linear foot of storefront barricade; (iv) any roof cuts or roof openings (and directly related ancillary labor and materials necessary to re-seal or otherwise weatherproof the roof as a result of such roof cuts or roof openings) required to be made by Landlord's roofing contractor in order to accommodate Tenant's Work; (v) any structural changes to the Premises or the Center necessitated by Tenant's Work or Tenant's use of the Premises; (vi) any upgrade in Landlord's standard Work requested by Tenant or required by Tenant's approved Plans and specifications; and/or (vii) any work performed by Landlord at Tenant's request, such work not being part of Landlord's standard Work in the Premises or the Center.

         IN WITNESS WHEREOF, Landlord and Tenant have signed and sealed this Lease as of the day and year first above written.

(LANDLORD)
                                 MALL OF AMERICA COMPANY,
                                 A Minnesota General Partnership
                                 By:  SI-MINN DEVELOPERS LIMITED PARTNERSHIP,
                                      an Indiana Limited Partnership, its
                                      General Partner
                                      By:  SI-MINN, INC., an Indiana
                                           Corporation, its General Partner




                                 By:
                                     ----------------------------------------
                                     Herbert Simon, President


  (TENANT)
If Corporation                   THE ALAMO GRILL, INC., an Indiana corporation





                                 By:
                                     ----------------------------------------


                             Attest:
                                     ----------------------------------------

                                   EXHIBIT "A"



                                LEGAL DESCRIPTION


                                 MALL OF AMERICA


LOTS 1 through 5, Block 1, Mall of America - 3rd Addition according to the plat thereof on file as of record as Document No. 2211073 in the office of the Registrar of Titles for County, Minnesota.

                                   EXHIBIT "B"
                                     Level 3




                 [GRAPHIC -- MAP OF MALL OF AMERICA -- Level 3]

                                   EXHIBIT "C"

               DESCRIPTION OF LANDLORD'S WORK AND OF TENANT'S WORK


I. LANDLORD'S WORK - The following work is to be performed exclusively by Landlord and, except where otherwise indicated, shall be at Landlord's sole expense:

     A.   COMMON AREA

          1.   Parking Areas, Roads and Sidewalks.

               Landlord will provide paved, drained and lighted parking areas, together with access roads, sidewalks, directional signs, and markers.

          2. Utilities: Subject to the provisions of Article VII of the Lease to which this Exhibit is attached:

               a. Sanitary Sewer, Domestic Water - If requested, Landlord will install sanitary sewer stub and domestic water stub to the premises at a point to be determined by the Landlord. Landlord may, at its option, at any time submeter domestic water and Tenant's use of the sanitary sewer system.

               b. Electrical Service - Landlord will install disconnecting means in Landlord's switchboard and electrical conduit or tray (without writing) to the premises at a point determined by Landlord. Electrical service shall be 277/480 volt, three phase, four wire, for Tenant's combined power and lighting requirement. Conduit shall be sized to accommodate a service of 7 watts per square foot of floor area of the premises except that in the case of Food Court tenants the conduit shall be sized to accommodate a service of 40 watts per square foot of floor area of the premises. Landlord may, at its option, install an "all-electric" system.

               c. Telecommunication Service - Landlord will install conduit for telecommunication services to the Premises at a point determined by Landlord.


               d.   Gas  -  Gas  service   will  be  available  to  Food  Court,
                    restaurant and cafe tenants only for process loads.

               e. Sprinkler System - Landlord will install a fire sprinkler system throughout the Premises in compliance with the requirements of Factory Mutual Engineering, local and state agencies. Such sprinkler system will be based on a standard grid approved by Factory Mutual Engineering as well as the local and state agencies. Any modifications of the sprinkler system within the Premises shall be performed by Landlord's sprinkler contractor at the Tenant's expense.

               f. HVAC System - Landlord will provide and maintain a system chilled air to the premises installed at a point determined by Landlord. Tenant agrees to adapt to Landlord's system and provide a complete air distribution system connected to the supply system provided by Landlord to the Premises. The air volume control unit and thermostat will be furnished and installed by the Tenant, at Tenant's expense and purchased from a vendor designated by Landlord and sized to accommodate the design conditions as defined in Paragraph 1.A.2.f.(1), or upgrade design conditions if the same are required by Tenant's approved plans and specifications.

                    (1) Central system Design - The Landlord's system of chilled air supply will be designed to provide the following capacities per square foot of floor area of the tenant's leased premises:

                         a. Design Total Cooling                30 BTU/Hr.Sq.Ft.

                         b. Design Air Delivery                  0.80CFM/Sq. Ft.

                         c. Available Air Pressure

                            (Downstream of Air Volume
                             Control Unit)                        0.25 Inches of
                                                                           Water

                         d. Air Supply Temperature:

                            Summer                            54oF DB & 53.5oFWB

                            Winter                                       57oF DB

                    (2) Operation - Landlord will make chilled air available to the premises at such times and days as the Center is normally open for business to the public.

          3.   Public Spaces

               a. Malls and Courts - The Malls and Courts shall be hard surfaced or carpeted, lighted, heated and cooled.

               b. Public Spaces and Facilities - The following public spaces and facilities shall be provided:

                    (1) Access from the Premises to the service court where possible.

                    (2) Public Toilet facilities shall be located outside of the premises at such locations as the Landlord shall determine.

     B.   BUILDINGS

          1.   Structure

               a. Frame, etc. - The structural frame, columns, beams, and roof deck shall be constructed of non-combustible framing and the floor s slabs shall be designed to carry live and dead loads in accordance with the governing building codes.

               b. Space Heights - The minimum clear heights, measured between the floor slab and the ceiling when finished as hereinafter provided, shall be not less than 12'-0".

               c. Roof - The roof shall be built-up asphalt, or single ply membrane and insulation to provide a "U" factor of 0.06 minimum.

               d. Exterior Walls - Exterior walls shall be of non- combustible construction and a finish of suitable nature and of appropriate materials having a finished appearance and decorative quality designed by Landlord's architect.

               e. Partitions - Partitions shall be provided between the premises and other areas, as well as between public spaces and the premises. These partitions shall extend from finished floor to the underside of the structure, shall be of exposed masonry or exposed studs at Landlord's option.

               f. Floor slab for all tenants shall be installed by Landlord (except where specifically identified on Tenant's shell package documents and except for all first floor tenants where a 5' pour strip has been left for Tenant's contractor to complete final plumbing connections). No penetrations shall be allowed for electrical outlets in upper level floor slabs unless prior written approval of Landlord is obtained.

          2.   Interior Finishes

               Neutral Pier - A vertical neutral pier will be installed by Landlord at the store front line between stores; the center line of said pier to coincide with the line defining the premises.

          3.   Ventilation

               a. A plumbing vent stub and toilet exhaust stub for all tenant spaces will be installed at a point determined by Landlord.

          4.   General

               a. Landlord, Landlord's agent, an independent contractor, or an authorized utility company, as the case may be, shall have the right, subject to Landlord's written approval, to run utility lines, pipes, wiring, conduits or duct work, where necessary or desirable, through plenum space or other parts of the premises, and to repair, alter, replace or remove the same, all in a manner which does not interfere unnecessarily with Tenant's use thereof.

               b. Tenant will be responsible for removal of construction rubbish resulting from Tenant's Work. Containers for such removal shall be provided by Landlord at Tenant's expense. In the event that Tenant does not remove such rubbish, the same shall be removed by Landlord at Tenant's expense.

               c. Any additional structural support necessitated by Tenant's equipment, fixtures or inventory shall be provided by Landlord at Tenant's expense. Structural review and design shall be by Landlord's structural engineer at Tenant's expense.

II.  TENANT'S  WORK - The  following  work  required to  complete  and place the premises in finished condition ready to open for business is to be performed by the Tenant at the Tenant's own expense and shall be in
     addition  to  any  work  described  in  the  Tenant   Handbook  and  Tenant
     Contractor's Handbook. In the event there is any conflict between the provisions of this Exhibit "C" and the Tenant Handbook or the Tenant Contractor's Handbook, the provisions of the Tenant Handbook and Tenant Contractor's Handbook shall control. Tenant's Work includes, but is not limited to, the following:

     A.   GENERAL PROVISIONS

          All work done by Tenant shall be governed in all respects by, and be subject to, the following:

          1. Landlord will be held harmless from payment of any claim either by way of damages or liens on account of bills for labor or material in connection with Tenant's Work. Tenant's Work shall at all times be conducted consistent with the Project Labor Agreement for the Center and in such manner so that Tenant shall not be in violation of Section 18.1 of the Lease.

          2. It is understood and agreed between Landlord and Tenant that costs incurred by Landlord, if any, as a result of Tenant's failure or delay in providing the information as required in this Exhibit and in the Lease to which this Exhibit is attached, shall be the sole responsibility of Tenant and he will pay such costs, if any, promptly upon Landlord's demand.

          3. All Tenant's Work shall conform to applicable statues, ordinances, regulations and codes and the requirements of Factory Mutual Insurance Company and all rating bureaus and the Tenant Handbook which contains the basic architectural, electrical and mechanical information necessary for the preparation of Tenant's Plans, and which by this reference is incorporated into and made a part of this Lease. Tenant shall obtain and convey to Landlord all approvals with respect to electrical, water, sewer, heating, cooling and telephone work, all as may be required by any agency or utility company.

          4. No approval by Landlord shall be deemed valid unless in writing and signed by Landlord.

          5. Prior to commencement of Tenant's Work and until completion thereof, or commencement of the Lease Term, whichever is the last to occur, Tenant shall effect and maintain Builder;s Risk
               Insurance covering Landlord, Tenant, Tenant's contractors and Tenant's subcontractors, as their interest may appear, against loss or damage by fire, vandalism and malicious mischief and such other risks as are customarily covered by a standard "All Risk" policy of insurance protecting against all risk of physical loss or damage to all Tenant's Work in place and all materials stored at the site of Tenant's Work, and all materials, equipment, supplies and temporary structures of all kinds incidental to Tenant's Work, and equipment, all while forming a part of or contained in such improvements or temporary structures, or while on the premises or within the Total Tract, all to the actual replacement cost thereof at all times on a completed value basis. In addition, Tenant agrees to indemnify and hold Landlord harmless against any and all claims for injury to persons or damage to property by reason of the use of the premises for the performance of Tenant's Work, and claims, fines, and penalties arising out of any failure of Tenant or its agents, contractors and employees to comply with any law, ordinance, code requirement, regulations or other requirement applicable to Tenant's Work and Tenant agrees to require all contractor and subcontractors engaged in the performance of Tenant's Work to effect and maintain and deliver to Tenant and Landlord, certificates evidencing the existence of, and covering Landlord, City of Bloomington, Minnesota, Port Authority of the City of Bloomington, Melvin Simon & Associates, Inc., M.S. Management Associates, Inc., Tenant and Tenant's contractors, prior to commencement of Tenant's Work and until completion thereof, the following insurance coverages:

               a. Workmen's Compensation and Occupational Disease Insurance in accordance with the laws of the State in which the property is located, including Employer's Insurance to the limit of $100,000.

               b. Comprehensive or Commercial General Liability insurance affording limits of not less than $3,000.000 per occurrence for bodily injury, personal injury and death, and for not less than $1,000,000 per occurrence for property damage, or not less than $3,000,000 per occurrence, Combined Single Limit. Such insurance shall include protection arising from contractual liability, completed operations, independent contractors, as well as for the hazards of underground, collapse and explosion.

               c. Comprehensive Automobile Insurance, including "non-owned" automobiles, against bodily injury, including death resulting therefrom, in the limits of $1,000,000 for any one occurrence and $250,000 property damage or a combined single limit of $1,000,000.

               d. Owners and contractors protective liability coverage for an amount not less than $3,000,000.



          6. Tenant agrees that the contract of every contractor, subcontractor, mechanic, journeyman, laborer, material supplies or other person or entity performing labor upon, or furnishing materials or equipment to, the Premises in connection with Tenant's Work shall contain the following provision:

               "Contractor acknowledges that this provision is required under Tenant's lease of the premises to be improved under this Contract (Lease Premises) from Mall of America Company (Lease). In consideration of Tenant's engagement of Contractor to perform the work hereunder, and as an inducement to Tenant to enter into this Contract with Contractor, Contractor acknowledges, covenants and agrees that any mechanic's lien which it may hereafter file, claim, hold or assert with respect to the work hereunder (i) shall attach only to Tenant's interest in the Lease Premises under the Lease and (ii) shall be subject, subordinate and inferior to the lien of any mortgage(s) now or hereafter held upon and against the Mall of America by any lender(s) now or hereafter providing funds for the financing for the Mall of America, notwithstanding that any such mortgage(s). For such purposes, Contractor also shall execute, acknowledge and deliver a separate subordination agreement upon request by Tenant, Mall of America Company, or any such lender(s), prior to making any application or request for payment hereunder and as a condition precedent to Contractor's right to receive any payment hereunder. Contractor likewise shall cause the liens and lien rights of all subcontractors, sub-subcontractors, materialmen, suppliers, laborers and all other persons furnishing work, labor, materials, equipment and services on or in connection with the Lease Premises to be limited to the Tenant's interest in the Lease
               Premises under the Lease and to be subordinated to such mortgage(s), and Contractor shall obtain and deliver to Tenant a similar subordination agreement duly executed and acknowledged by each such subcontractor, sub-subcontractor, materialman, supplier, laborer and other person prior to making any application or request for payment hereunder and as a condition precedent to Contractor's right to receive any payment hereunder. Contractor shall indemnify, defend and hold harmless Tenant, Mall of America Company, and such lender(s) from and against any and all loss, costs, damage, expense (including, without limitation, reasonable attorney fees), liability, suits, actions and judgments arising or resulting from Contractor's failure to cause all such mechanic's and materialmen's liens to be limited to Tenant's interest in the Lease Premises under the Lease and to be subordinated to said mortgage(s) as herein provided, in addition to all other indemnities contained herein with respect to such liens."

               Tenant shall indemnify, defend and hold harmless Landlord and such lender(s) from and against any and all loss, costs, damage, expense (including, without limitation, reasonable attorney fees), liability suits, action and judgments arising or resulting from Tenant's failure to cause all such mechanic's and materialmen's liens to be limited to Tenant's interest in the Premises under this Lease and to be subordinated to said mortgage(s) as herein provided, in addition to all other indemnities contained herein with respect to such liens.

               Tenant also agrees that each contractor, subcontractor, mechanic journeyman, laborer, material supplier or other person or entity performing labor upon, or furnishing materials or equipment to, the Premises in connection with Tenant's Work shall execute a subordination agreement in the form set forth in Exhibit "G".

               From the commencement of Tenant's Work through the date Tenant obtains its certificate of occupancy, Tenant shall submit and Landlord shall receive lien waivers no later than the fifth (5th) day of each month for all work, material, services or machinery furnished by Tenant's general contractor, subcontractors, materialmen or suppliers in connection with Tenant's Work during the preceding month. The failure of Tenant to submit such lien waivers in accordance with this provision shall constitute a default under Section 18.1 of this Lease.

     B.   FLOOR SLAB

          Landlord shall install 4" reinforced concrete floor slab. Concrete to be 3000 PSI concrete with 6 x 6 10/10 wire mesh reinforcement. No penetrations shall be allowed for electrical outlets in floor slabs. All tenants with restroom facilities or food preparation areas shall install a floor slab waterproofing membrane in the Premises. All floor penetrations must be sleeved and waterproofed.

     C.   SECURITY SCREEN OR MALL FRONTAGE

          1. Mall frontages shall be designed and constructed in accordance with the requirement outlined in the Tenant Handbook. Security for "open fronts" shall be by means of anodized aluminum roll up grilles or anodized aluminum sliding and/or sliding glass doors. No mall frontage shall be constructed without the written approval of Landlord.

          2. All materials employed in the construction of mall frontage shall be as approved by Landlord and as defined by applicable building codes.

          3. Mall Frontage Colors - It is the desire of the Landlord to give Tenant the greatest practicable freedom in the choice of mall frontage colors; but:

               a. Colors must harmonize with the color scheme of the Center itself.

               b. Colors must harmonize with the color scheme of the surrounding stores. To assist Tenant, a general color range will be developed, with a sufficiently large selection to permit a reasonable latitude for individual expression.

          4. All swinging entrance doors must be recessed in such a manner that the door, when open, will not project beyond the lease line.

          5. Tenants with exterior glazing must install show window or display.

     D.   CEILING

          1. All ceilings and coves shall not exceed 12'0" above the finished floor unless otherwise specifically approved by Landlord on Tenant's Plans.

          2. Tenant's ceiling shall be suspended by adequate suspension systems to conform to final requirements of governing authorities and Landlord.

          3. The space above the ceiling line, which is not occupied or allotted to Landlord's Work (structural members, duct work, piping, etc.) may be used for the installation of suspended ceiling, recessed lighting fixtures and duct work. Under no circumstances will Tenant's Work be hung or suspended from non-structural construction. Any Tenant Work involving the hanging or suspension of construction shall be accomplished only by methods, in locations and by use of assemblies approved by Landlord.

          4. Tenant shall provide ceiling access panels in the ceiling of the Premises as required by Landlord to service Landlord equipment.

     E.   WALLS

          All interior walls and curtain walls within the premises, including all interior lath and plastering and gypsum board thereon, and including lath and plastering, and/or dry wall on Landlord's exposed masonry or stud party wall partitions. Dividing wall between premises shall meet Code requirements and be continuous from floor the underside of the roof or floor deck. Tenant shall provide and install bracing and/or studs and/or blocking as necessary to support wall mounted fixtures. Cracks, joints and openings in walls to be filled with appropriate fire resistant materials. Return air openings shall be provided in the dividing walls between premises as required for proper air movement. Tenant shall install insulation on the exterior walls of the Premises.

     F.   DOORS

          Doors and vestibules to Service Courts and Corridors - where required, a vestibule and a door 3' 0" in width, with hardware, shall be provided and installed by Tenant at Tenant's expense, between the Premises and the service courts or between the Premises and a public corridor or mall leading to the service courts.

     G.   INTERIOR PAINTING

          All interior painting and decoration.

     H.   FLOOR COVERINGS

          All floor coverings and floor finishes including recesses for special floor finishes. It is Tenant's responsibility to join neatly to the mall finish.

          Floor Tile and Base - Tenant will install floor tile and base in accordance with the materials and applications specified in the Tenant Handbook along the storefront of the Premises, the width of which shall be determined by Landlord.

     I.   SHOW WINDOW BACKGROUNDS

          All show window backgrounds, show windows, show window floors and ceilings, and show window lighting installations. All show windows shall be adequately ventilated.


     J.   FURNITURE, FIXTURES AND SIGNS

                  All furnishings, trade fixtures, signs, and related parts, i including installation. Location and design of all signs subject to prior written consent of Landlord.

     K.   PLUMBING

          All plumbing and plumbing fixtures as required by applicable codes except utility service to the area, including a properly sized water meter if the same is required by Landlord, in which latter event Tenant shall make any required utility deposits.

     L.   HOT WATER HEATER

          Domestic electric hot water heater, where required, including final connections.

     M.   TOILET ROOM FIXTURES

          Furnishing and installation of wiring, lighting fixtures, mechanical toilet exhaust systems, towel cabinets, soap dishes, hand dryers, deodorizers, mirrors and other similar items in toilet rooms within the premises or as additionally required by code.

     N.   HEATING, VENTILATING AND AIR CONDITIONING

          1. Complete HVAC Systems shall be designed, furnished and installed within the premises by the Tenant. The HVAC systems, calculations, designs, and installations shall be as recommended in ASHRAE Publications and the Landord's Tenant Finish Mechanical Criteria. Tenant's systems and ventilation shall meet all codes and ASHRAE standards. Tenant shall furnish Landlord with complete load calculations indlucing information as to Tenant's lighting load in watts and Tenant's estimated store population (employees and customers).

          2. Tenant's cooling system shall be adequate for cooling the premises to 75oF DB and 50% RH based on the latest ASHRAE guide outdoor design dry bulb and design wet bulb temperatures are the area as tabulated in the 2-1/2% columns, with a rise of not more than 3"F DB during peak periods.

          3. Tenant's heating method shall be adequate for heating the premises to 55oF DB during times other than regular business hours based on the latest ASHRAE guide outdoor design temperature for the area as tabulated in the 99% column. The Tenant's heating method shall be independent of the central cooling system. The Tenant's lighting system shall be used to heat the sales area during regular business hours in the heating season. The Tenant's lighting system may be used to maintain the required sales area minimum temperature level during other than regular business hours in the heating season.

          4. Tenant's exhaust systems shall provide the required exhaust air capacities and shall be independent of the central cooling system. The Tenant's exhaust systems shall be inoperative during other than regular business hours. Replacement air for the Tenant's exhaust will be provided through the Tenant's air supply system up to the design air supply quantity. Any additional replacement air required will be drawn from the mall. Independent air make-up air systems shall not be installed by the Tenant.

          5. Tenant's HVAC systems shall be complete with air distribution systems, ventilating systems, control systems, insulation and all other components required to make a complete system. Tenant's systems shall be specifically designed to coordinate with variable air volume cooling temperature control. Tenant's HVAC system components shall be installed in locations as designated by the Landlord.

          6. Tenant shall provide and install fire dampers, in accordance with all codes, in the right hand side (as viewed when facing the rear of the Premises) demising partition of its Premises if its Premises adjoining another tenant space. Tenant shall also provide and install fire dampers where the Tenant's ductwork passes through service corridor walls or other fire separations. Tenant's installation shall include complete access and access panels to all valves, dampers and similar service devices (including the Landlord's) required for testing, balancing and servicing. Tenant shall utilize only fire damper products as specified by the Tenant Handbook.

          7. Tenant shall connect to Landlord's central cooling system and shall use Landlord's Design Criteria in designing systems and controls. Alterations to the Landlord's central system required due to Tenant's design shall be done by Landlord at Tenant's sole expense.

          8. If directed to do so by Landlord, Tenant shall paint and/or screen from ground level view by parapet walls or other appropriate screening, all of Tenant's outdoor equipment. Any such painting or screening must be done at Tenant's sole expense and approved in advance by Landlord.

     O.   MECHANICAL EQUIPMENT

          All mechanical equipment including dumb-waiters, elevators, escalators, freight elevators, conveyors, and their shafts and doors, located within the premises, including electrical work for these items. Locations, size and design of roof vents, HVAC equipment, units, hoods and caps shall be approved by Landlord. Landlord reserves the right of disapproval of any equipment to be placed on the roof. Tenant shall install equipment at locations where structural reinforcements are provided. All changes in structural design caused by Tenant's requipment shall be made by Landlord and paid for by Tenant.

          Any roof cuts or openings to be made pursuant to Tenant's Plans shall be performed by a contractor designated by Landlord at Tenant's expense. In addition, all cant strips, base furnishings and other work necessary to complete permanent weather proofing of Landlord's roof as a result of roof cuts or openings required by Tenant shall be performed by a contractor designated by Landlord at Tenant's expense.

     P.   ELECTRICAL

          1. All interior distribution panels, lighting panels, power panels, conduits, outlet boxes, switches, outlets and wires within the premises. Tenant shall provide electric conduit and goxes in the ceiling and walls, including all electrical service panels, pull boxes and equipment.

          2. All electrical fixtures, including lighting fixtures and equipment, and installation thereof. Lighting systems (except security and emergency lighting) must be controlled by lighting contactors. The lighting contactors will be inter-locked with the Landlord's Energy Management System for automatic control during other than regular business hours.

          3.   All  systems,  where  required  for   intercommunication,   music
               antenna, material handling or conveyor, burglar alarm, vault wiring, fire protection alarm, time clock and demand control.

          4.   All conduit for necessary telephone wires in the premises.

          5. Feeder conductors from Landlord's facilities to the Premises, including the connections to Tenant's equipment.

          6. Final connection to the Landlord's switch gear shall be done by a contractor designated by Landlord at Tenant's expense. Tenant's contractor will be responsible for the feeder conductors and connections to tenant's equipment and for supplying proper fuses to Landlord's designated contractor at the time of final connection.

     Q.   TEMPORARY SERVICES

          Any temporary services required by Tenant during its construction period, including heat, water or electrical service shall be secured by the Tenant, at Tenant's sole cost and expense, which temporary services share shall be equal to $1.00 per square foot of Store Floor Area.

     R.   SUBSEQUENT REPAIRS AND ALTERATIONS

          Landlord reserves the right to required changes in Tenant's Work when necessary by reason of code requirements.

     S.   SIGNS

          In order to assure orderly and aesthetically coordinated signing, plans for all Tenant's signs must conform to Exhibit "E" hereto attached and the applicable Mall criteria and before installation must be approved by Landlord. No permission is granted, expressed or implied to permit Tenant to erect an exterior sign of any type.

     T.   DOORS AND EXITING REQUIREMENTS

          1.   Tenant will be responsible for adherence to exiting codes.

          2. Tenant will maintain a clear exiting path through the stockroom to Tenant's rear door for those premises that contact a rear door.

     U.   CONSTRUCTION ACTIVITIES

          1. During premises interior construction, Tenant shall use rear opening to premises for moving in/out of materials, for those premises that contain a rear door.

          2. If any roof cuts or penetrations are required by Tenant, all curbs, supports, blocking, temporary flashing, counter flashing or other work necessary for installation shall be provided and installed by Tenant at its expense. Tenant shall promptly notify Landlord, in advance, of the need for such cuts or penetrations and shall utilize Landlord's designated roofing contractor for this work. Tenant's contractor shall be responsible for contracting with Landlord's roofing contractor to perform this work.

          3. During construction, Tenant's use of the service elevators shall be at Tenant's expense.

          4. Tenant shall be responsible for the installation and expense of the temporary store front or barricade shielding the interior of the Premises from the Mall. Construction shall be in accordance with the specifications contained in the Tenant Contractor Handbook.

          5. Tenant acknowledges that its construction activities in the Premises and the Center are subject to a certain Project Labor Agreement for Construction of the Mall of America executed on or about the 19th day of November, 1985, by and among Triple Five Corporation, P.C.L. Construction Services, Inc., and The Minneapolis Building and Construction Trades Council. Such Project Labor Agreement is full incorporated herein by reference. As a material consideration of Landlord entering into and executing this Lease with Tenant, Tenant agrees to abide by the terms, condition and provisions of the Project Labor Agreement as such Project Labor Agreement effects Tenant's construction activities in the Premises and the Center. Tenant's failure to abide by the same may be deemed a default of this Lease if such failure results, either directly or indirectly, in a work stoppage or interference or the threat of the same in the construction activities in the Center or any other tenant's space. Landlord or Landlord's authorized representative may take such action as Landlord or its authorized representative deems necessary in order to immediately enforce the terms of the Project Labor Agreement and in order to prevent, avoid or terminate any interference or work stoppage (or the threat thereof) in connection with the construction of any part of the Center or any other tenant's space. Such action may include, but shall not be limited to, the issuance of a cease and desist directive to Tenant. Tenant shall reimburse Landlord or any other tenant in the Center for any losses, fees, expenses or damages suffered or incurred by Landlord or such other tenant in the Center as a result of Tenant's failure to comply with the Project Labor Agreement.

                                   EXHIBIT "D"

                              RULES AND REGULATIONS

1. Tenant shall advise and cause its vendors to deliver all merchandise before noon on Mondays through Fridays, not at other times.

2. All deliveries are to be made to designated service or receiving areas and Tenant shall request delivery trucks to approach their service or receiving areas by designated service routes and drives.

3. Tractor trailers which must be unhooked or parked must use steel plates under dolly wheels to prevent damage to the asphalt paving surface. In addition, wheel blocking must be available for use. Tractor trailers are to be removed from the loading areas after unloading. No paring or storing of such trailers will be permitted in the Center.

4. Except for small parcel packages, no deliveries will be permitted through the malls unless Tenant does not have a rear service door. In such event, prior arrangements must be made with the Resident Mall Supervisor for delivery. Merchandise being received shall immediately be moved into Tenant's Premises and not be left in the service or receiving areas.

5. Tenant is responsible for storage and removal of its trash, refuse and garbage. Tenant shall not dispose of the following items in drains, sinks or commodes: plastic products (plastic bags, straws, boxes); sanitary napkins; tea bags; cooking fats, cooking oils; any meat scraps or cutting residue; petroleum products (gasoline, naphtha, kerosene, lubricating oils); paint products (thinner, brushes); or any other item which the same are not designed to receive. All Store Floor Area of Tenant, including vestibules, entrances and returns, doors, fixtures, windows and plate glass, shall be maintained in a safe, neat and clean condition.

6. Other then as permitted under the provisions of Section 10.4 or Exhibit "E", Tenant shall not permit or suffer any advertising medium to be placed on mall walls, on Tenant's mall or exterior windows, on standards in the mall, on the sidewalks or on the parking lot areas or light poles. No permission, expressed or implied, is granted to exhibit or display any banner, pennant, sign, and trade or seasonal decoration of any size, style or material within the Center, outside the Premises.

7. Tenant shall not permit or suffer the use of any advertising medium which can be heard or experienced outside of the Premises, including, without limiting the generality of the foregoing, flashing lights, searchlights, loud speakers, phonographs, radios or television. No radio, television, or other communication antenna equipment or devise is to be mounted, attached, or secured to any part of the roof, exterior surface, or anywhere outside the Premises, unless Landlord has previously given its written consent.

8. Tenant shall not permit or suffer merchandise of any kind at any time to be placed, exhibited or displayed outside its Premises, nor shall Tenant use the exterior sidewalks or exterior walkways of its Premises to display, store or place any merchandise. No sale of merchandise by tent sale, truck load sale or the like, shall be permitted on the parking lot or other common areas.

9. Tenant shall not permit or suffer any portion of the Premises to be used for lodging purposes.

10.  Tenant shall not, in or on any part of the Common Area:

     (a) Vend, peddle or solicit orders for sale or distribution of any merchandise, device, service, periodical, book, pamphlet or other matter whatsoever.

     (b) Exhibit any sign, placard, banner, notice or other written material, except for activities as approved in writing by Landlord.

     (c) Distribute any circular, booklet, handbill, placard or other material, except for activities as approved in writing by Landlord.

     (d) Solicit membership in any organization, group or association or contribution for any purpose.

     (e)  Create a nuisance.

     (f) Use any Common Areas (including the Enclosed Mall) for any purpose when none of the other retail establishments within the Center is open for business or employment, except for activities as approved in writing by Landlord.

     (g) Throw, discard or deposit any paper, glass or extraneous matter of any kind except in designated receptacles, or create litter or hazards of any kind.

     (h) Deface, damage or demolish any sign, light standard or fixture, landscaping materials or other improvement within the Center, or the property of customers, business invitees or employees situated within the Center.

                                   EXHIBIT "E"

                                  SIGN CRITERIA

Tenant will not erect any signs except in conformity with the following policy:

(a) Wording on storefront signs shall be limited to store or trade name only. Each party's customary signature or logo, hallmark, insignia, or other trade identification will be respected.

(b) Signs of the flashing, blinking, rotating, moving, or animated types or audible type signs are not permitted except for portions of East Broadway.

(c) The size of all Tenant's signs shall be limited. The scale and concept of the enclosed mall requires the use of signs which are not larger than necessary to be legible from within the mall. Thus, except for department store signs, Tenant's signs shall be located within the limits of its storefront and shall not project more than 6 inches beyond the storefront and shall conform to the following proportionate height criteria:

     (1)  30' storefront:                18" capitals      12" body

     (2)  30' to 60' storefront:         24" capital       18" body

     (3)  60' and over storefront:       30" capital       24" body

     In addition to complying with the above criteria, signs in the enclosed malls shall be limited in length to 70% of Tenant's frontage on the mall, and shall in no case exceed a length of 30 feet.

(d) Secondary blade signs may be installed at right angles to the mall storefront(s) provided they are adjacent to the Tenant's premises and otherwise conform to the provisions of the Tenant Handbook Criteria.

(e)  Signs on the building's exterior are strictly prohibited.

(f) Public safety decals or artwork on glass in minimum sizes to comply with applicable Code, subject to the approval of Landlord, may be used, as required by building codes or other governmental regulations.

(g)  Paper signs, stickers, banners or flags are prohibited.

(h) No exposed raceways, ballast boxes or electrical transformers will be permitted except as required by Code.

(i)  Sign company names or stamps shall be concealed (Code permitting).

(j) Except as otherwise approved in writing by Landlord and by a Major Tenant with respect to stores within one hundred fifty feet (150') of the entrance of such Major Tenant's Building, only one (1) primary sign and one (1) secondary blade sign for a Tenant's location will be permitted within the Enclosed Mall areas; provided, however, that if a Tenant has (a) more than sixty feet (60') of storefront and (b) more than one (1) entrance, such Tenant will be permitted one (1) primary sign and one (1) secondary blade sign for each of its entrances. Corner Tenants may have one (1) primary sign and one (1) secondary blade sign on each side of the corner Tenant's location fronting the Mall.

(k) Signs and identifying marks shall be placed entirely within the boundaries of Tenant's Premises except blade signs as specified in paragraph (d) above with no part higher than 13 feet above the finished floor line, or lower than 8 feet to the finished floor line.

(l) Sign letters may be back-lighted with lamps or tubes entirely concealed within the depth of the letter or may be opaque or translucent plastic face with no visible openings. Maximum brightness allowed for interior (enclosed mall) signs will be 100 foot lamberts taken at the letter face and must comply with all building and electrical codes.

(m) Exposed sign illumination or illuminated sign cabinets or modules are not permitted.

(n)  Tenant shall not install any roof top signs.

(o)  Tenant shall not install any pylon signs.

(p) All signs shall be subject to the Landlord's written approval before fabrication.

(q) Three (3) complete sets of sign drawings must be submitted to the Landlord for written approval before fabrication. Tenant's sign drawing must include the following:

     1. Elevation view of storefront showing sign (drawn to accurate scale) with dimensions of height of letters and length of sign.

     2.   Color sample of sign panel.

     3.   Color sample of sign letters.

     4. Cross section view through sign letter and sign panel showing location of sign relative to the storefront line and showing the dimensioned projection of the face of the letter from the storefront face.

     The Landlord shall not be responsible for the cost of refabrication of signs fabricated, ordered or constructed, that do not conform to the Tenant Handbook Signage Criteria.

                                  EXHIBIT "F-1"
                                  Tenant's Menu

                            T H E   A L A M O   G R I L L

                                     Entrees

                  20 oz. Charcoal Broiled Sirloin Steak
                  1-1/4 lb. Baby Back Ribs
                  2 lbs. Pit B.B.Q. Prime Rib Bones
                  Charbroiled Swordfish Steak
                  Charboiled Texas Gulf Red Snapper
                  1 1/2 lb Half Chicken with cornbread stuffing


                              Tex-Mex Specialities

                  Sizzling Fajitas
                           Steak, Chicken, Pork and Vegetarian

                  Smoked Duck Burrito

                  Pollo Chihuaha
                           6 oz. chicken breast stuffed with chihuaha cheese
                          and seasoned with fresh poblano and pepper.

                  Chuleta Rancheros
                           Medallions of pork tenderloin flavored with spices from the Gulf Coast.


                                 Accompaniments

                  Texas Size Baked Potato
                  House Salad
                  Texas Baked Beans
                  Vegetable of the Day
                  Bowl of Texas Chili
                  Fried Onion Loaf

                             Burgers and Sandwiches

                  Texas Size 9 oz. Char Burger
                  Charbroiled Ribeye Steak Sandwich
                  Texas Size Charbroiled Chicken Breast Sandwich
                  Texas Size Honey Smoked Ham Sandwich
                  Texas Size Smoked Turkey Sandwich
                  San Antonio Club Sandwich

                                     Deserts

                  Fried Ice Cream
                  Hot Fudge Sundae
                  Homemade Root Beer Float
                  Assorted Homemade Pies
                  Hot Brownie and Ice Cream

                                 Children's Menu

                  Charbroiled Chicken Breast
                  Chicken Tenders
                  Charbroiled Burger
                  Charbroiled Kosher Style Hot Dog



      (The above children's items served with applesauce and potato chips.)

                  (Prototype menu - subject to slight revisions)

                                   EXHIBIT "G"

                                 MALL OF AMERICA

                          AGREEMENT TO SUBORDINATE LIEN
                             FOR LABOR AND MATERIALS


         THIS AGREEMENT made as of the ________day of ___________________, 19__,

by_______________________________________________________________ ("Contractor")

in favor of _______________________________________________________, ("Tenant"),
MALL OF AMERICA COMPANY ("Owner"), Lender (hereinafter described), and any title insurance company or companies who provides title insurance coverage, including, without limitation, mechanic's lien coverage, to the Lender (such entities hereinafter referred to as "Title"). Tenant, Owner, Lender and Title hereinafter are sometimes collectively referred to as "Benefited Parties".

                                    RECITALS

         A. Owner is the owner of certain real property located in the State of Minnesota, County of Hennepin, hereinafter referred to as the "Property", and legally described as Lot 1, Block 1, Mall of America.

         B. Tenant is the lessee of certain space, as legally described in Exhibit "A" attached hereto, )the "Premises") within the retail/entertainment complex on the Property (the "Project") pursuant to that certain lease (the "Lease") by and between Tenant and Owner, dated_______________________, 19___.

         C. Pursuant to the Lease, Tenant is required to perform certain work on the Premises (Tenant's Work") in accordance with the terms and provisions of the Lease.

         D. In connection with the Tenant's Work, Contractor has entered into a contract with Tenant dated the __________day of ____________________, 19___, calling for a provision of labor or materials to the Premises of the following type:

________________________________________________________________________________

________________________________________________________________________________

("Contract") and has agreed pursuant to the Contract, to execute and deliver this Agreement.

         E. Pursuant to the Loan Agreement, dated the _________ day of _____________________, 1990, entered into by and between (a) Owner and Minntertainment Company, and (b) the Mitsubishi Bank, Limited, acting through its New York Branch, The Mitsui Trust and Banking Company, Limited, acting through its New York Branch and Teachers Insurance and Annuity Association of America (collectively referred to as the "Lender"), Lender has agreed to provide financing for construction of the Project (the "Construction Loan"). The Construction Loan is secured by, among other things, the Mortgage and Security Agreement and Fixture Financing Statement (the "Mortgage"), date the ___________ day of __________________, 19___, and filed in the office of the Recorder of Hennepin County, Minnesota as Instrument #___________, Book__________________, Page_______________. The Mortgage encumbers the Property and the Project. The Construction Loan is in the amount of Six Hundred Twenty-Five Million Dollars ($625,000,000.00) and may bear interest at a variable rate on the outstanding balance thereof and permits the Lender to make protective advances in the event of any default in connection therewith.

         F. Upon commencement of work or delivery of materials to the Premises under the Contract as extras or pursuant to any other contract or agreement with Tenant or any third party, Contractor shall be entitled to a statutory lien for labor and materials as provided in Minnesota Statues, Chapter 514 ("Mechanic's Lien").

         G. As a condition to advancing funds under the Construction Loan, Lender requires that the lien of the Mortgage be prior and superior to the Mechanic's Lien held by Contractor. Lender requires that Owner and Title provide a policy of title insurance protecting and indemnifying Lender against claims for Mechanic's Liens which are alleged to be superior or prior to the Mortgage.

         H. Contractor is willing to (a) subordinate its Mechanic's Lien rights to the lien of the Mortgage, as it may be amended from time to time, and (b) limit the filing of Mechanic's Liens to the Tenant's leasehold interest in the Premises.

         NOW, THEREFORE, in consideration of the foregoing and in consideration of receiving its Contract, to allow Tenant to conform to the terms of the Lease, to induce Lender to fund the Construction Loan and to induce Title to insure the priority of the lien of the Mortgage over Contractor's Mechanic's Lien, Contractor agrees as follows:

         1. Any Mechanic's Lien shall be and hereby is made forever inferior, subject and subordinate to the lien of the Mortgage as it may be amended from time to time, and is the principal amount secured thereby, whether now or hereafter disbursed, and all interest thereon and to any and all advances, costs, and expenses now or hereafter made or incurred in connection therewith, as fully and with the same effect as if the Mortgage had been duly executed, acknowledged, and filed, and the indebtedness secured by the Mortgage had been fully disbursed, prior to the commencement of any actual and visible beginning of construction of the Project by any party, even though under the statue the Mechanic's Lien may have been or is deemed prior to the lien of the Mortgage.

         2. Contractor agrees that in the event Contractor does file a Mechanic's Lien, the encumbered property listed in the Mechanic's Lien shall be solely the Tenant's leasehold interest in the Premises and that Contractor shall not list any of the other Property as encumbered property.

         3. Contractor agrees and acknowledges that it has received full and adequate consideration for this Agreement and that the Benefited Parties are relying on the enforceability and validity of this Agreement.
Contractor warrants that this Agreement is valid and enforceable.

         4. Contractor shall not in any action or proceeding brought to enforce or foreclose its Mechanic's Lien (a) allege that the Mechanic's Lien is superior or prior to the Mortgage, and (b) list as encumbered property any property other then the Tenant's leasehold interest in the Premises in the action or proceeding.

         5. If requested by any of the Benefited Parties, Contractor shall promptly execute and deliver any additional agreement or agreements as may be required by the Benefited Parties to (a) confirm the subordination of
Contractor's Mechanic's Line to the Mortgage; and (b) confirm and insure that any Mechanic's Lien shall attach only to the Tenant's leasehold interest in the Premises.

         6. Contractor shall include in every subcontract relating to the Tenant's Work to which it is a party and in each and every lower tier subcontract, provisions (1) that the person or entity doing work, performing labor, or furnishing materials pursuant to each subcontract agrees to (a) subordinate any Mechanic's Lien or any other claim against any part of the property on account of any work done, labor performed, or materials furnished under such subcontract, to the Mortgage and (b) limit the filing of any Mechanic's Lien to the Tenant's leasehold interest in the Premises, (2) that the required subordinations and limiting the filing of Mechanic's Liens to the Tenant's leasehold interest in the Premises are made in consideration of and as an inducement to the execution and delivery of the Contract and the subcontract in which it appears, and shall be applicable despite any dispute between or among Tenant, Contractor, or any subcontractor or any default by Tenant, Contractor, or any subcontractor under the Contract or any other subcontract or agreement and (3) that the Benefited Parties are express third party beneficiaries who have supplied consideration for such subordinations and limiting the filing of Mechanic's Liens to the Tenant's leasehold interest in the Premises. Contractor shall save and keep the Property free form all
Mechanic's Liens arising out of work performed by Contractor or any subcontractor or material supplier referenced above. In the event any Mechanic's Lien is filed by anyone claiming by, through, or under Contractor, Contractor shall remove and discharge the same within ten (10) days of the filing thereof.

         7. Nothing contained in this Agreement including, without limitation, the subordination provisions and the provisions limiting the filing of Mechanic's Liens to the Tenant's leasehold interest in the Premises set forth above, shall entitle any party including, without limitation, Contractor, to rely on any provisions in any agreement between (a) Tenant and Owner, or (b) Owner and any Lender(s) now or hereafter providing funds to Owner for the financing of the Project. All conditions to the obligations of such Lender(s) to make advances under such agreement(s) are imposed solely and exclusively for the benefit of the Lender(s) and its and/or their assigns, and no other person including, without limitation, Contractor, shall have standing to require satisfaction of such conditions in accordance with their terms and shall assume that the Lender(s) will refuse to make advances in the absence of strict compliance with any or all such conditions, and no other person including, without limitation, Contractor, shall, under any circumstances, be deemed to be a beneficiary of such agreement(s) or of such conditions, any or all of which may be freely waived, in whole or in part, by such Lender(s) at any time if, in its and/or their sole discretion, it seems advisable to do so.

         8. This agreement shall bind the Contractor, its successors and assigns, and shall inure to the benefit of the Benefited Parties, their successors and assigns.

         IN WITNESS WHEREOF, the Contractor has executed this Agreement on the day and year first above written.


                                   CONTRACTOR:


                                   By:__________________________

                                   Its:__________________________